                                                                    EXHIBIT 10.2

================================================================================

                          AMENDED AND RESTATED MASTER
                     SECURITY AND ADMINISTRATION AGREEMENT



                            COMPUCOM SYSTEMS, INC.

                          NATIONSBANK OF TEXAS, N.A.,
                              IN ITS CAPACITY AS
                         ADMINISTRATIVE SECURED PARTY


                          NATIONSBANK OF TEXAS, N.A.,
                              IN ITS CAPACITY AS
                             ADMINISTRATIVE LENDER


                               CSI FUNDING, INC.


                        ENTERPRISE FUNDING CORPORATION



                        DATED AS OF SEPTEMBER 25, 1996


================================================================================

                               TABLE OF CONTENTS
                               -----------------

Definitions.................................................................   1

ARTICLE I.
GRANT OF SECURITY INTEREST;
APPOINTMENT OF ADMINISTRATOR; COLLATERAL COVENANTS..........................  11
  1.1   Security Interest...................................................  11
  1.2   Administrative Secured Party Appointed as Administrator.............  12
  1.3   Receivables.........................................................  12
  1.4   Adjustment and Compromise of Receivables............................  13
  1.5   Books and Records...................................................  13
  1.6   Perfection and Protection...........................................  13
  1.7   Examinations; Inspections...........................................  14
  1.8   Right to Cure.......................................................  14
  1.9   Preservation of Rights..............................................  14
  1.10  Special Rights; Power of Attorney...................................  15

ARTICLE II.
COLLECTIONS ADMINISTRATION..................................................  16
  2.1   Administration of Collections.......................................  16
  2.2   Certification of RPA Interest and CompuCom Interest.................  18
  2.3   Fees................................................................  20

ARTICLE III.
CLOSING REQUIREMENTS........................................................  20
  3.1   Items to be Delivered by CompuCom...................................  20

ARTICLE IV.
REPRESENTATIONS.............................................................  21
  4.1   Corporate Name; Trade Names.........................................  22
  4.2   Chief Executive Office..............................................  22
  4.3   Corporate Existence.................................................  22
  4.4   Corporate Power and Authority; Validity.............................  22
  4.5   No Conflicting Agreements...........................................  22
  4.6   Compliance with Laws................................................  22
  4.7   Judgments...........................................................  22
  4.8   Taxes...............................................................  23
  4.9   Title to Property...................................................  23

  4.10  Consents............................................................  23
  4.11  Representations and Warranties Cumulative...........................  23

ARTICLE V.
COVENANTS...................................................................  23
  5.1   Compliance Certificate..............................................  23
  5.2   Authority...........................................................  23
  5.3   Books and Records...................................................  24
  5.4   Corporate Existence.................................................  24
  5.5   Monthly Receivables Report..........................................  24
  5.6   Notices, Information in Respect of RPA and TAA......................  24
  5.7   Copies in Respect of RPA and TAA....................................  24
  5.8   Additional Information..............................................  25
  5.9   Notification of Material Changes....................................  25
  5.10  Notification Regarding Default......................................  25
  5.11  Compliance with Laws................................................  25
  5.12  Payment of Taxes....................................................  26
  5.13  Waivers and Consents................................................  26
  5.14  Restriction on Disposition of Collateral............................  26
  5.15  Prohibition Against Liens on Collateral.............................  26
  5.16  Covenants Cumulative................................................  26

ARTICLE VI.
EVENT OF DEFAULT............................................................  27
  6.1   Event of Default....................................................  27

ARTICLE VII.
REMEDIES....................................................................  27
  7.1   Remedies............................................................  27
  7.2   Cash Collateral; Injunctive Relief..................................  29
  7.3   Application of Proceeds; Deficiency.................................  29
  7.4   Waiver of Notices...................................................  30
  7.5   Setoff..............................................................  30
  7.6   Performance by Administrative Secured Party.........................  30
  7.7   Non-waiver..........................................................  30
  7.8   Remedies Cumulative.................................................  31

ARTICLE VIII.
ADMINISTRATION..............................................................  31
  8.1   Administration......................................................  31

ARTICLE IX.
ADDITIONAL AGREEMENTS.......................................................  39
  9.1   Equal Dignity.......................................................  39
  9.2   Pro-Rata Treatment Among Beneficial Secured Parties.................  40
  9.3   Subordination of Interests..........................................  40
  9.4   Other Rights; Waiver of Marshaling..................................  44
  9.5   Access to Information...............................................  44
  9.6   Payments by Administrative Secured Party............................  44
  9.7   Notices, Consents, Agreements Regarding EFC.........................  45
  9.8   Limitation..........................................................  45

ARTICLE X.
MISCELLANEOUS...............................................................  45
  10.1  Effective Date; Term; Termination...................................  45
  10.2  Payments............................................................  45
  10.3  Notices.............................................................  45
  10.4  Benefit to CompuCom.................................................  47
  10.5  Administrative Secured Party........................................  47
  10.6  Exercise of Rights..................................................  48
  10.7  Administrative Secured Party's Records; Account Statements..........  48
  10.8  Indemnity...........................................................  48
  10.9  Interest Limitation.................................................  49
  10.10 Costs and Expenses..................................................  49
  10.11 Acceptance and Performance; Venue...................................  50
  10.12 WAIVER OF TRIAL BY JURY.............................................  50
  10.13 Copies Valid as Financing Statements................................  51
  10.14 Governing Law.......................................................  51
  10.15 Entirety and Amendments.............................................  51
  10.16 Parties Bound.......................................................  51
  10.17 Exhibits............................................................  52
  10.18 Descriptive Titles..................................................  52
  10.19 Cumulative Rights...................................................  52
  10.20 Severability........................................................  52
  10.21 Multiple Counterparts...............................................  53
  10.22 Survival............................................................  53

                          AMENDED AND RESTATED MASTER
                     SECURITY AND ADMINISTRATION AGREEMENT

     This Amended and Restated Master Security and Administration Agreement is executed and entered into by and among COMPUCOM SYSTEMS, INC., a Delaware corporation, NATIONSBANK OF TEXAS, N.A., a national bank, in its capacity as Administrative Secured Party under this Agreement, NATIONSBANK OF TEXAS, N.A., a national bank, in its individual corporate capacity, CSI FUNDING, INC., a Delaware corporation, and ENTERPRISE FUNDING CORPORATION, a Delaware corporation, effective as of September 25, 1996, as follows:


                                  DEFINITIONS
                                  -----------

The following definitions shall apply throughout this Agreement:

     "Account Debtor" means a Person that is obligated for payment of a
      --------------
     Receivable.

     "Administration Documents" means this Agreement, the Concentration Account
      ------------------------
     Agreement, any Lockbox Agreement, the NationsBank Account, the CompuCom Account and the CFI Account, respectively, all financing statements in respect of this Agreement, and any and all renewals, extensions, modifications, amendments or restatements of any of the foregoing.

     "Administrative Lender" means NationsBank of Texas, N.A., as administrative
      ---------------------
     lender for the ratable benefit of the Lenders under the Credit Agreement, and its successors and assigns in such capacity.

     "Administrative Secured Party" means NATIONSBANK OF TEXAS, N.A., a
      ----------------------------
     national bank, in its capacity as Administrative Secured Party under this Agreement, whose principal place of business is located at 901 Main Street, Dallas, Dallas County, Texas 75202. When used throughout this Agreement, "Administrative Secured Party" also includes Administrative Secured Party's successors and any party to whom Administrative Secured Party, or its successors, assigns its rights and interests under this Agreement as allowed by, and pursuant to, paragraph 8.1(h).

     "Agreement" means this Master Security and Administration Agreement and all
      ---------
     exhibits and addenda, and any renewal, extension, amendment, modification or restatement thereof.

     "Beneficial Secured Party" means each of (i) NationsBank (until full
      ------------------------
     payment of all NationsBank Secured Obligations and termination of the Credit Agreement, but not thereafter) and (ii) CFI (until termination of the RPA and collection, or write-off by CFI, of all Receivables in which an RPA Interest was transferred under the RPA, but not thereafter) and, until termination of the TAA (but not thereafter), EFC as assignee of the CFI Secured Obligations and a portion of the RPA Interest, as its interest therein appears pursuant to the TAA, and its permitted assigns and any Bank Investors (as defined therein); and in each case their legal successors, respectively.

     "Books and Records" means all books, records, books or records of account,
      -----------------
     files, journals, ledgers, correspondence, bank statements, registers, logs, customer lists and related customer credit information, address or telephone number lists, records of sales and payments made and received, computer programs, discs, tapes, cards, software, printouts, systems and other records, in whatever form, relating in any way to any of the foregoing, and all other tangible and intangible media created, generated, received, kept or otherwise used for recording actions, transactions and other facts relating or pertaining to the Collateral.

     "Business Day" means any calendar day except Saturday, Sunday and those
      ------------
     days on which Administrative Secured Party is closed for business or which are legal public holidays specified in 5 U.S.C. (S)6103(a), as may be amended from time to time.

     "CFI" means CSI Funding, Inc., a Delaware corporation and wholly owned
      ---
     subsidiary of CompuCom, whose chief executive office and principal place of business is located at 10100 Central Expressway, Dallas, Texas 75321.

     "CFI Account" means account No. 1291795475 maintained by CFI at NationsBank
      -----------
     or any other demand deposit account maintained by CFI and designated to Administrative Secured Party in writing as an account for deposits by Administrative Secured Party pursuant to paragraph 2.1(c)(1).

     "CFI Secured Obligations" means all obligations now or hereafter owing by
      -----------------------
     CompuCom to or for the benefit of CFI (or EFC as transferee of a portion of the RPA Interest under the TAA) under the RPA, the TAA or this Agreement, whether pursuant to their respective terms or as may otherwise be determined by applicable law (in all events including, without limitation, CompuCom's obligation to deliver, or cause to be delivered, to Administrative Secured Party all

     Collections for the benefit of the Beneficial Secured Parties as required by this Agreement and the RPA and also including, to the extent (if any) that the transactions under the RPA are recharacterized by a court of competent jurisdiction to be a financing transaction, CompuCom's obligations to repay any loans deemed made to it by CFI thereunder), and all renewals, extensions, amendments, modifications or restatements thereof.

     "Collateral" means collectively all Receivables, Related Security, and
      ----------
     Books and Records now owned and hereafter acquired by CompuCom, and all proceeds thereof at any time arising.

     "Collateral Access and Waiver Agreement" means an agreement in form and
      --------------------------------------
     substance satisfactory to Administrative Secured Party pursuant to which, among other things, the owner and landlord of any real property leased by CompuCom where any Books and Records are located shall waive its rights, if any, thereto and allow Administrative Secured Party to enter upon the premises to inspect, use, copy, or remove same.

     "Collections" means all proceeds of Receivables in whatever form, including
      -----------
     without limitation money, electronic funds transfers or checks, drafts, notes, or other instruments in payment of Receivables or otherwise constituting proceeds of Receivables.

     "CompuCom" means COMPUCOM SYSTEMS, INC., a Delaware corporation, with its
      --------
     chief executive office located at 10100 Central Expressway, Dallas, Texas 75321.

     "CompuCom Account" means account No. 0187100969 maintained by CompuCom at
      ----------------
     NationsBank, or any other demand deposit account maintained by CompuCom and designated to the Administrative Secured Party in writing as an account for deposits by Administrative Secured Party pursuant to paragraph 2.1.

     "CompuCom Interest" means, at any time, the undivided fractional ownership
      -----------------
     interest in the Receivables other than the RPA Interest, which together with the RPA Interest constitutes a one hundred percent (100%) ownership interest.

     "CompuCom Interest Percentage" means, at any time, the CompuCom Interest
      ----------------------------
     expressed as a percentage of the sum of the CompuCom Interest and the RPA Interest, which percentage at any time shall be as most recently certified to Administrative Secured Party by CompuCom and CFI pursuant to paragraph 2.2(a) or paragraph 2.2(b), subject however, to paragraph 2.2(c) and paragraph 2.2(d).

     "Concentration Account" means account No. 0187101017 maintained by CompuCom
      ---------------------
     at NationsBank, over which Administrative Secured Party alone has power of withdrawal or transfer, for the direct deposit of Collections and/or the transfer of Collections made to the Lockbox pursuant to the Concentration Account Agreement as prescribed by this Agreement.

     "Concentration Account Agreement" means the agreement by and among
      -------------------------------
     CompuCom, Administrative Secured Party and a depository bank acceptable to Administrative Secured Party and the Beneficial Secured Parties under which the Concentration Account is established and maintained with such depository bank, in form and substance satisfactory to Administrative Secured Party and containing such provisions as Administrative Secured Party may require, including without limitation the following: (a) such depository bank agrees to hold all funds from time to time deposited to the Concentration Account as bailee for Administrative Secured Party; (b) following an Event of Default hereunder and notice by the Administrative Secured Party to such depository bank, CompuCom and such depository bank agree that they shall have no power of withdrawal over the funds in the Concentration Account; (c) such depository bank waives any right, claim or interest in the Concentration Account, and funds on deposit therein, and agrees that it shall neither claim nor exercise any right of offset, banker's lien or other rights against such funds; (d) CompuCom agrees to pay directly all costs and expenses of such depository bank associated with the Concentration Account; and (e) CompuCom and such depository bank agree that CompuCom may not terminate the Concentration Account or the Concentration Account Agreement, without the prior written consent of Administrative Secured Party.

     "Contract Term" means the period beginning on the Effective Date and ending
      -------------
     on the earlier of (1) both (i) termination of the RPA and the TAA and certification thereof to Administrative Secured Party by CompuCom and the RPA Interest Owner and (ii) full payment and performance of the NationsBank Secured Obligations and termination of the Credit Agreement, and certification thereof to Administrative Secured Party by CompuCom and NationsBank or (2) mutual agreement in writing signed by CompuCom, Administrative Secured Party and each of the Beneficial Secured Parties.

     "Credit Agreement" means that certain Credit Agreement, dated September 25,
      ----------------
     1996, between NationsBank and CompuCom, as the same may from time to time be amended, supplemented or otherwise modified and in effect, which Credit Agreement amends and restates that certain Financing and Security Agreement dated effective as of August 4, 1993 between NationsBank and CompuCom, as itself amended by the following: (i) the First Amendment to Financing and Security Agreement dated effective as of March 31, 1994, (ii) the Second Amendment to Financing and Security Agreement dated effective as of December 12, 1994, (iii) the Third Amendment to Financing and Security Agreement dated effective as of April 26, 1995, (iv) the Fourth Amendment to Financing and Security Agreement dated effective as of October 1, 1995,
     (v) Amendment 4A to Financing and Security Agreement dated effective as of March 22, 1996 and (v) the Fifth Amendment to Financing and Security Agreement dated as of April 1, 1996.

     "EFC" means Enterprise Funding Corporation, a Delaware corporation.
      ---

     "Effective Date" means the effective date specified in the preamble of this
      --------------
     Agreement.

     "Indemnified Claims" means any and all claims, demands, actions, causes of
      ------------------
     action, judgments, obligations, liabilities, losses, damages and consequential damages, penalties, fines, costs, fees, expenses and disbursements (including without limitation, reasonable fees and expenses of attorneys and other professional consultants and experts in connection with investigation or defense) of every kind, known or unknown, existing or hereafter arising, foreseeable or unforeseeable, which may be imposed upon, threatened or asserted against, or incurred or paid by, any Indemnified Person at any time and from time to time, because of, resulting from, in connection with, or arising out of any transaction, act, omission, event or circumstance in any way connected with the Collateral or the Administration Documents (including enforcement, defense or protection of any rights of Administrative Secured Party or the Beneficial Secured Parties thereunder), including but not limited to economic loss or property damage in connection with any act performed or omitted to be performed under any Administration Documents, any breach by CompuCom of any representation, warranty, covenant, agreement or condition contained in any Administration Documents or any Event of Default as defined in this Agreement. The foregoing includes claims based upon or arising from ordinary negligence of any Indemnified Person but excludes claims based upon or arising from gross negligence or willful misconduct of any Indemnified Person.

     "Indemnified Persons" collectively means Administrative Secured Party and
      -------------------
     each of the Beneficial Secured Parties, and their respective officers, directors, shareholders, employees, agents, attorneys and representatives, and any person owned or controlled by, or which owns or controls or is under common control or is otherwise affiliated with, any of them, respectively, and any other person, if any, who acquires a portion of the Collateral in any manner through exercise of rights and remedies under the Administration Documents.

     "Lender" means any Person executing the Credit Agreement and named as a
      ------
     lender thereunder, and its successors and assigns in such capacity.

     "Lockbox" means a United States Post Office Box designated for the receipt
      -------
     of Collections pursuant to a Lockbox Agreement.

     "Lockbox Agreement" means an agreement between Administrative Secured Party
      -----------------
     and CompuCom designating a Lockbox for the receipt, deposit and collection of Collections, in form and substance satisfactory to Administrative Secured Party and containing provisions for the receipt of Collections and daily deposit of same to the Concentration Account, and such other provisions as Administrative Secured Party may require.

     "Material Adverse Effect" means (i) a materially adverse effect on the
      -----------------------
     business, assets, operations, prospects or condition, financial or otherwise, of CompuCom or (ii) material impairment of the ability of CompuCom to perform any obligations under the Administration Documents or
     (iii) material impairment of the enforceability of the rights and remedies intended to be provided to Administrative Secured Party and the Beneficial Secured Parties by this Agreement.

     "Maximum Rate" means the greater of (i) the "monthly ceiling" as referred
      ------------
     to and in effect from time to time under the provisions of Tex. Rev. Civ. Stat. Ann. art. 5069-1.04(c), as amended, or (ii) the maximum rate of interest permitted from day to day by any other applicable state or federal law.

     "NationsBank" means NationsBank of Texas, N.A., a national bank, in its
      ------------
     capacity as Administrative Lender for the ratable benefit of the several Lenders named in the Credit Agreement, whose chief executive office and principal place of business is located at 901 Main Street, Dallas, Dallas County, Texas 75202, and its respective successors and assigns, including specifically any party to whom NationsBank or its successors or assigns may assign its rights and interests in any NationsBank Secured Obligations.

     "NationsBank Secured Obligations" means all "Obligations" defined in the
      -------------------------------
     Credit Agreement (which definition is incorporated herein by reference, and includes without limitation, all obligations and indebtedness now or hereafter owing by CompuCom to the Administrative Lender and/or the Lenders under or in connection with the Credit Agreement and all other obligations and indebtedness from time to time owing by CompuCom to the Administrative Lender and/or the Lenders), and all renewals, extensions, amendments, modifications or restatements thereof.

     "Ownership Certification" means a written certification of the RPA Interest
      -----------------------
     Percentage and the CompuCom Interest Percentage, respectively, jointly signed by the president, chief financial officer, treasurer or controller of CompuCom and CFI, respectively, in form as appears in Exhibit 2.2 or otherwise satisfactory to Administrative Secured Party, delivered by CompuCom pursuant to paragraph 2.2.

     "Permitted Subordinated Interests" means all interests in the Collateral
      --------------------------------
     evidenced by (i) each of the Credit Agreement, the RPA and the TAA, in each case, however, subject to the provisions of this Agreement as provided by paragraph 9.3, and (ii) interests of IBM Credit Corporation pursuant to the certain Agreement for Wholesale Financing dated August 27, 1991 between IBM Credit Corporation and CompuCom, as amended from time to time, subject at all times, however, to the certain Amended and Restated Intercreditor Agreement of even date herewith (the "IBM Intercreditor Agreement") among
                                           ---------------------------
     IBM Credit Corporation, CompuCom, Administrative Secured Party and NationsBank, as amended from time to time.

     "Person" means any individual, corporation, joint venture, general or
      ------
     limited partnership, trust, unincorporated organization or governmental entity or agency.

     "Pro Rata Percentage" means, with respect to any Receivable, a percentage
      -------------------
     of such Receivable equal to (i) the CompuCom Interest Percentage in the case of CompuCom or NationsBank, and (ii) the RPA Interest Percentage in the case of CFI, or until termination of the TAA (but not thereafter), CFI and EFC, collectively (as their respective interests in the RPA Interest appear pursuant to the TAA).

     "Receivables" means all of CompuCom's rights to payment from time to time
      -----------
     owing to CompuCom in connection with the sale of inventory or other goods, or performance of services, by CompuCom (including without limitation, accounts, chattel paper, instruments, contract rights and general intangibles).

     "Related Security" means all security interests or liens, and all property
      ----------------
     subject thereto, from time to time securing payment and performance of any Receivable, and all guarantees, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of any Receivable and all returned goods the sale of which gave rise to any Receivable (subject to the provisions of Section 9-306 of the Uniform Commercial Code and the IBM Intercreditor Agreement).

     "RPA" means the certain Receivables Purchase Agreement of even date
      ---
     herewith between CompuCom and CFI providing for the sale by CompuCom to CFI and the purchase by CFI from CompuCom (subject to the interests and rights of the Administrative Secured Party under this Agreement) of an undivided fractional ownership interest in all Receivables now owned and hereafter acquired and arising from time to time prior to termination thereof, on the terms provided therein, as the same may be renewed, extended, modified, amended or restated from time to time.

     "RPA Interest" means the undivided fractional ownership interest in the
      ------------
     Receivables that has been sold and transferred, and alternatively, in which a security interest has been granted, by CompuCom to CFI pursuant to, and which is the subject of, the RPA.

     "RPA Interest Owner" means CFI, and until termination of the TAA (but not
      ------------------
     thereafter) also includes EFC, and its permitted assigns, as purchaser and assignee of a portion of the RPA Interest pursuant to the TAA, as its interest therein appears pursuant to the RPA.

     "RPA Interest Percentage" means the RPA Interest expressed as a percentage
      -----------------------
     of the sum of the CompuCom Interest and the RPA Interest, which percentage at any time shall be as most recently certified to Administrative Secured Party by CompuCom and CFI pursuant to paragraph 2.2(a) or paragraph 2.2(b), subject however, to paragraph 2.2(c) and paragraph 2.2(d).

     "Secured Obligations" collectively means (i) all obligations from time to
      -------------------
     time owing by CompuCom to Administrative Secured Party under this Agreement, (ii) the NationsBank Secured Obligations and (iii) the CFI Secured Obligations, and any and all renewals or extensions thereof, respectively.

     "TAA" means the certain Transfer and Administration Agreement of even date
      ---
     herewith among CFI, EFC, CompuCom and NationsBank, N.A. in its capacity as Agent and a Bank Investor thereunder, providing for the transfer by CFI to EFC and the acceptance by EFC from CFI of a portion of the RPA Interest, from time to time, on the terms provided therein, as the same may be renewed, extended, modified, amended or restated from time to time.

     "Texas UCC" means the Texas Uniform Commercial Code as in effect on the
      ---------
     date of this Agreement and as it may hereafter be amended from time to time.

All words and phrases used herein which are expressly defined in Section 1.201 or in Chapter 9 of the Texas UCC shall have the meaning provided for therein. Other such words and phrases defined elsewhere in the Texas UCC shall have the meanings specified therein except to the extent such meaning is inconsistent with a definition in Section 1.201 or Chapter 9 thereof.


                                   RECITALS
                                   --------

          CompuCom, the Lenders and NationsBank are parties to the Credit Agreement which provides for a credit facility for loans by NationsBank and the Lenders to CompuCom, from time to time, secured by (among other collateral) all of CompuCom's Receivables now owned and hereafter acquired, on the terms provided therein.

          CFI is a special purpose, bankruptcy remote, wholly owned subsidiary of CompuCom, formed and operating for the sole purpose of entering into and performing (i) this

          Agreement, (ii) the RPA, pursuant to which CompuCom will sell to CFI and CFI will purchase from CompuCom, from time to time, the RPA Interest, (iii) the TAA, pursuant to which CFI will transfer to EFC and EFC will accept from CFI, from time to time, a portion of the RPA Interest, and (iv) various related agreements.

          CompuCom, NationsBank, CFI and EFC wish to establish a means by which CompuCom may utilize its Receivables to access working capital sources via both the Credit Agreement and the RPA, as CompuCom shall determine in accordance with this Agreement, the Credit Agreement and the RPA, and contemporaneous means by which the interests of the Beneficial Secured Parties may be administered on terms, and in a manner, mutually agreeable to Administrative Secured Party, CompuCom and the Beneficial Secured Parties.

          CompuCom and CFI intend that the transaction contemplated by the RPA create an absolute transfer to CFI from CompuCom of the RPA Interest in effect from time to time. In that regard, CFI has entered into this Agreement to provide a means for administration of the Receivables, the Related Security and Collections in a manner consistent with its rights therein and the rights of NationsBank therein. This agreement provides for the grant by CompuCom to Administrative Secured Party, for the benefit of the Beneficial Secured Parties as provided herein, of a security interest in the Collateral as a whole (and not just the portion thereof as might separately secure the NationsBank Secured Obligations) because CFI has requested that, in the event of any possible recharacterization by a court of competent jurisdiction of the transactions contemplated by the RPA not as an absolute transfer to CFI of the RPA Interest but rather as a financing (despite the expressed intent of CompuCom and CFI), CFI have the equivalent benefit of a security interest in that portion of the Receivables, the Related Security and the Collections as might separately secure the payment to CFI of any loan deemed to have been made to CompuCom by CFI pursuant to any such recharacterization. As a means to address administrative impracticabilities caused by the nature of trade accounts receivable and intercreditor matters regarding the rights of NationsBank on the one hand and CFI on the other, this Agreement provides for the grant by CompuCom to Administrative Secured Party, for the benefit of the Beneficial Secured Parties, of a security interest in all of the Receivables, the Related Security and the Collections, to secure both the CFI Secured Obligations and the NationsBank Secured Obligations as well as to provide for the administration of the Collateral in a manner which is acceptable to all parties, consistent with CFI's rights therein and the rights of NationsBank therein.

          Therefore, the undersigned parties have determined to enter into certain agreements and arrangements according to the terms and provisions as set forth hereinbelow.

THEREFORE, for value received and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual benefits provided herein, the undersigned parties hereby agree as follows:


                                  ARTICLE I.
                          GRANT OF SECURITY INTEREST;
              APPOINTMENT OF ADMINISTRATOR; COLLATERAL COVENANTS

    I.1   SECURITY INTEREST.

                 a.    Grant of Security Interest.  CompuCom hereby grants to
                       --------------------------
          Administrative Secured Party, for the benefit of the Beneficial Secured Parties according to their respective Pro Rata Percentages, a continuing security interest, collateral assignment and lien in and to the Collateral to secure full payment and performance of the Secured Obligations.

                 b.    Priority. Subject to paragraph 9.3, the security
                       --------
          interest, collateral assignment and lien in the Collateral granted to Administrative Secured Party for the benefit of Beneficial Secured Parties under this Agreement at all times shall be and remain first, prior and senior to any other interests in the Collateral. CompuCom represents to Administrative

          Secured Party that no other security interests, liens, financing statements or other encumbrances exist or shall be allowed to exist with respect to any of the Collateral, except the Permitted Subordinated Interests and perfected rights, if any, in returned inventory in favor of any Person who is a seller of inventory to CompuCom, existing as of the Effective Date.

    I.2 ADMINISTRATIVE SECURED PARTY APPOINTED AS ADMINISTRATOR. The Beneficial Secured Parties hereby appoint Administrative Secured Party as administrator to collect, receive and administer all Collections, on the Beneficial Secured Parties' joint behalf, as provided by Article II and in accordance with the other provisions of this Agreement. Until termination of this Agreement (i) each Beneficial Secured Party irrevocably appoints Administrative Secured Party as its nominee and attorney in fact with full power coupled with an interest, to exercise and enforce any and all rights or remedies in respect of its interests in the Receivables, whether under this Agreement, the FSA (in the case of NationsBank), the RPA (in the case of CFI), the TAA (in the case of CFI or EFC), or otherwise. Administrative Secured Party may exercise or refrain from exercising any and all such rights or remedies as it may determine in its discretion as provided, and subject to, the provisions of
Article VIII, subject to all other terms of this Agreement, and all Collections received by Administrative Secured Party in the exercise of any such rights or remedies shall be deemed received for the benefit of the Beneficial Secured Parties according to their respective Pro Rata Percentages as of the time of receipt thereof and administered according to the provisions of Article II and the other provisions of this Agreement. The rights delegated and appointed to Administrative Secured Party under this paragraph 1.2 are separate, distinct and independent of Administrative Secured Party's rights as a secured party arising under paragraph 1.1(a).

    I.3 RECEIVABLES. CompuCom hereby represents, warrants and agrees as follows (such representations, warranties and covenants being deemed made daily by CompuCom to Administrative Secured Party for the benefit of the Beneficial Secured Parties until this Agreement has been terminated): (a) CompuCom is the sole owner of and has full unrestricted power and right to grant to Administrative Secured Party a continuing security interest, collateral assignment and pledge of all Receivables free from any lien, security interest or encumbrance, other than Permitted Subordinated Interests; (b) each Receivable is in existence, unconditional and valid, and arose from a bona fide outright sale of inventory or performance of services in the ordinary course of business, for liquidated amounts and maturing as set forth on its face and such inventory has been shipped to, or such services have been performed for, the respective Account Debtors; (c) no Receivable is or will be subject to any sale, assignment, claim or security interest of any character, other than the Permitted Subordinated Interests, and CompuCom will not make any sale or other assignment thereof or create any other security interest therein; (d) except as disclosed to Administrative Secured Party in writing, CompuCom has no knowledge that any Receivable is subject to any claim for credit, deduction, allowance or adjustment by an Account Debtor, or to any defense, dispute, setoff or counterclaim, and no extension or indulgence has been granted by CompuCom with respect thereto; and (e) CompuCom believes and expects that each Receivable will be paid in full at maturity. CompuCom represents, warrants and confirms that the existing security interest in certain inventory previously granted by CompuCom to each of Apple Computer, Inc. and Compaq Computer Corporation, respectively, in each case, is limited by agreement such that the security interest in proceeds of such inventory is limited only to cash proceeds and insurance proceeds and excludes all other proceeds (it being understood that CompuCom has, prior to the date hereof, delivered to Administrative Secured Party a written statement from each such secured party confirming that its security interest in proceeds of such inventory is so limited), and CompuCom agrees that, for so long as this Agreement is in full force and effect, it will not enter into any inventory agreement with any Person unless, prior to the effectiveness of such inventory agreement, CompuCom limits the interest of such Person in the proceeds of inventory in the manner specified in this sentence.

    I.4 ADJUSTMENT AND COMPROMISE OF RECEIVABLES. CompuCom agrees that it will not settle, adjust, compromise, discharge or extend the time for payment of any Receivable except in compliance with CompuCom's credit policy and involving an amount not in excess of $2,000,000.00, without Administrative Secured Party's consent.

    I.5 BOOKS AND RECORDS. CompuCom represents and warrants to Administrative Secured Party that all Books and Records are located at CompuCom's chief executive office designated for CompuCom in the "Definitions" of this Agreement, and at such other locations, if any, as may be specified in Exhibit 1.5. CompuCom agrees that it will not maintain any Books and Records at any location other than as designated in Exhibit 1.5 unless it gives Administrative Secured Party at least 30 days prior written notice and first executes such financing statements and other documents as Administrative Secured Party may request in connection therewith, provided that, if any such location is a leased location CompuCom shall first cause each owner or landlord thereof to execute and deliver to Administrative Secured Party a Collateral Access and Waiver Agreement. CompuCom shall immediately notify Administrative Secured Party upon receipt of any notice from any Person claiming past due rent, fees or other charges in respect of any material location where any Books and Records are located. CompuCom will not deliver possession of any Books and Records to any Person (other than pursuant to valid judicial process) without the prior written consent of Administrative Secured Party.

    I.6 PERFECTION AND PROTECTION. CompuCom shall perform, at its expense, all action requested by Administrative Secured Party at any time to perfect, maintain, protect, and enforce Administrative Secured Party's security interests in the Collateral, including without limitation executing and filing financing statements and amendments thereof, in form and substance satisfactory to Administrative Secured Party; delivering to Administrative Secured Party any proceeds of Collateral the possession of which is required for continued perfection of Administrative Secured Party's security interests, duly endorsed or assigned to Administrative Secured Party without restriction, as may be required for such purpose; placing notations on books of account to disclose Administrative Secured Party's security interests; and such other steps as are deemed necessary by Administrative Secured Party to maintain its security interests. So long as this Agreement is in effect and until all Secured Obligations have been fully satisfied, Administrative Secured Party's security interest and lien hereunder shall continue in full force and effect in all Collateral.

    I.7 EXAMINATIONS; INSPECTIONS. Administrative Secured Party or its designee shall have the right, upon at least two (2) days' prior notice, without hindrance or delay and during normal business hours, to examine and inspect the Collateral. Administrative Secured Party is authorized to discuss CompuCom's affairs with any employees of CompuCom, as Administrative Secured Party may deem necessary in relation to the Collateral. CompuCom agrees to pay Administrative Secured Party's customary fees and disbursements relating to any such examinations or inspections. Administrative Secured Party shall have full access to all records available to CompuCom from any credit reporting service, bureau or similar service and shall have the right to examine and make copies of any such records. Administrative Secured Party may exhibit a copy of this Agreement to such service and such service shall be entitled to rely on the provisions hereof in providing access to Administrative Secured Party as provided herein.

    I.8 RIGHT TO CURE. Administrative Secured Party in its sole discretion may pay any amount or take any action in order to preserve, protect and maintain the Collateral and Administrative Secured Party's security interest therein, including without limitation, payment of any landlord's claim or other encumbrance or claim asserted against the Collateral (provided that with respect to any payment or obligation owing by CompuCom to any Person other than Administrative Party, CompuCom shall have first had the opportunity to make any such payment or perform any such obligation). All such payments and all out-of-pocket costs and expenses made or incurred by Administrative Secured Party shall be payable by CompuCom to Administrative Secured Party on demand. Any payment made or other action taken by Administrative Secured Party under this paragraph shall be without prejudice to any right to assert an Event of Default or exercise any other remedy hereunder.

    I.9 PRESERVATION OF RIGHTS. To the extent allowed by law, neither Administrative Secured Party nor any of its officers, directors, employees, and agents shall be liable or responsible in any way for the safekeeping of any Collateral or for any act or failure to act with respect to the Collateral, or for any loss or damage thereto or any diminution in the value thereof, or for any act by any other Person. In the case of any instruments and chattel paper included within any proceeds of the Collateral, Administrative Secured Party shall have no duty or obligation to preserve rights against prior parties. The Secured Obligations shall not be affected by any failure of Administrative Secured Party to take any steps to perfect its security interests or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release CompuCom from any of the Secured Obligations. Unless otherwise expressly agreed by Administrative Secured Party and the Beneficial Secured Parties, no (i) modification or amendment of the terms of any Administration Documents, (ii) compromise, forbearance or grant of renewals, extensions, indulgences or releases with respect to any Administration Documents, the Collateral or the Secured Obligations or (iii) other action with respect to the Collateral or any Person directly or indirectly obligated in connection therewith shall impair the Secured Obligations, or Administrative Secured Party's or the Beneficial Secured Parties' interests in the Collateral or any rights under the Administration Documents.

    I.10 SPECIAL RIGHTS; POWER OF ATTORNEY. CompuCom hereby irrevocably appoints Administrative Secured Party as CompuCom's agent and attorney-in-fact, for the benefit of the Beneficial Secured Parties, from time to time in Administrative Secured Party's discretion, to take any action necessary to preserve and protect the Collateral and Administrative Secured Party's interests under the Administration Documents. CompuCom hereby authorizes and appoints Administrative Secured Party as attorney in fact to sign and file any financing statement or other document necessary to perfect Administrative Secured Party's security interest in the Collateral. Administrative Secured Party shall have the right at any time to take any of the following actions, in its own name or in the name of CompuCom, if an Event of Default is in existence: (i) make written or verbal requests for verification of amounts owing on Receivables from any or all Persons which Administrative Secured Party believes may be an Account Debtor; (ii) take possession and control of Collections; (iii) redirect the deposit and disposition of Collections; (iv) endorse the name of CompuCom on checks, instruments constituting Collections; (v) prepare, sign and file, on behalf of CompuCom in CompuCom's name or in Administrative Secured Party's name as assignee, any notice of lien, or any proof of claim or other document in any bankruptcy proceedings of any Account Debtor; (vi) access, copy or utilize any information recorded or contained in any computer or data processing equipment or system in respect of the Receivables maintained by CompuCom or any affiliate, or to which CompuCom has access; (vii) enter onto CompuCom's premises and discuss CompuCom's affairs with CompuCom's personnel as may be reasonably necessary in connection with maintaining or enforcing Administrative Secured Party's rights under the Administration Documents; (viii) access and utilize the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Receivables or other Collateral to which CompuCom has access; and (ix) take all other action allowed by law as may be necessary to carry out the Administration Documents and give effect to Administrative Secured Party's rights thereunder. In addition, Administrative Secured Party shall have the right to take any of the following actions, in its own name or in the name of CompuCom, at any time when any Event of Default is in existence, whether or not Administrative Secured Party has taken any action to exercise any remedies under the Administration Documents:
(x) notify any Person which Administrative Secured Party believes may be an Account Debtor to make payments directly to Administrative Secured Party; (xi) settle, adjust, compromise or discharge Receivables or extend time of payment upon such terms as Administrative Secured Party may determine; (xii) take action in Administrative Secured Party's name or CompuCom's name to enforce collection of Receivables; (xiii) open mail addressed to CompuCom to take possession of and dispose of checks or other proceeds of Receivables in accordance with this Agreement; and (xiv) direct the U.S. Postal service to change the address to which CompuCom's mail is delivered. Should Administrative Secured Party at any time elect to exercise its right of verification or notification with respect to the Receivables as provided in clause (i) or clause (x) above, respectively, Administrative Secured Party shall have the right in its sole discretion to direct such request for verification, or notification, as the case may be, to all Persons which Administrative Secured Party believes may have transacted business with CompuCom at any time, whether or not such Persons are then indebted to CompuCom, and Administrative Secured Party is hereby released and discharged from any liability by reason of any such request for verification or notification. Costs and expenses incurred by Administrative Secured Party in connection with any of such actions by Administrative Secured Party, including reasonable attorneys' fees and out-of-pocket expenses, shall be reimbursed by CompuCom to Administrative Secured Party on demand.

                                  ARTICLE II.
                          COLLECTIONS ADMINISTRATION

    II.1 ADMINISTRATION OF COLLECTIONS. Unless otherwise expressly agreed in writing by Administrative Secured Party and the Beneficial Secured Parties:

          (a) CompuCom will instruct each Account Debtor to address all remittances in payment of Receivables to the Lockbox or the Concentration Account and will cause all invoices evidencing Receivables to be noted with a legend stating that payment thereon is to be made to CompuCom at the Lockbox or the Concentration Account.

          (b) All Collections received in the Lockbox shall be deposited daily to the Concentration Account.

          (c) Unless and until agreed otherwise by Administrative Secured Party and the Beneficial Secured Parties, all deposits to the Concentration Account shall be disbursed simultaneously by Administrative Secured Party as follows (subject to prior payment of Secured Obligations due and payable by CompuCom to Administrative Secured Party as provided by the Administration Documents):

                If no Event of Default has occurred:

               (1) If CFI elects not to reduce the Net Investment under the TAA, or if the Net Investment under the TAA is not otherwise required to be reduced pursuant to the terms thereof, a percentage of each dollar thereof equal to the product of the Purchase Discount (as defined in the RPA) and the RPA Interest Percentage as of the time of disbursement shall be deposited to the CFI Account; and

               (2) If CFI elects not to reduce the Net Investment under the TAA, or if the Net Investment under the TAA is not otherwise required to be reduced pursuant to the terms thereof, a percentage of each dollar thereof equal to one minus the product of the Purchase Discount (as defined in the RPA) and the RPA Interest Percentage as of the time of disbursement shall be deposited to the CompuCom Account for the benefit of CFI in satisfaction of certain of its obligations under the RPA.

               (3) If CFI elects to reduce the Net Investment under the TAA, or if the Net Investment under the TAA is otherwise required to be reduced pursuant to the terms thereof, a percentage of each dollar thereof as designated by CFI (up to a maximum percentage equal to the RPA Percentage) at the time of disbursement shall be deposited to the CFI Account and (ii) after giving effect to the deposit described in clause (i), a percentage of each dollar equal to one minus such percentage at the time of disbursement shall be deposited to the CompuCom Account for the benefit of CFI in satisfaction of certain of its obligations under the RPA.

               If an Event of Default has occurred and is continuing:

               (1) A percentage of each dollar thereof equal to the RPA Interest Percentage as of the time of disbursement shall be deposited to the CFI Account; and

               (2) A percentage of each dollar thereof equal to the CompuCom Interest Percentage as of the time of disbursement shall be deposited to the CompuCom Account; provided that at all times following receipt
                                   --------
          by the Administrative Secured Party of written instructions from the Administrative Lender, all such funds described in this paragraph 2 shall be disbursed by the Administrative Secured Party in accordance with such written instructions.

          (a) All Collections at all times shall be subject to an express trust in favor of Administrative Secured Party for the benefit of the Beneficial Secured Parties. Following an Event of Default, CompuCom will not use, dispose of, withhold or otherwise exercise dominion over any Collections. CompuCom agrees that it will not commingle proceeds of Collections with any other funds, and that no deposits will be made to the Lockbox or the Concentration Account other than Collections. All amounts from time to time deposited to the Lockbox or the Concentration Account are for the benefit of the Beneficial Secured Parties and shall remain subject to Administrative Secured Party's interests under this Agreement.

     .1   CERTIFICATION OF RPA INTEREST AND COMPUCOM INTEREST.

          (a)  Initial Certification.  On or after the Effective Date CompuCom
               ---------------------
     shall deliver to Administrative Secured Party an Ownership Certification, dated effective as of a specified Business Day (which shall be on or after the date of delivery thereof) therein certifying the RPA Interest Percentage and the CompuCom Interest Percentage, respectively, as of such day. On and after the specified effective date of such initial Ownership Certification, the RPA Interest Percentage and the CompuCom Interest Percentage each shall be deemed to be as specified in such Ownership Certification, and Administrative Secured Party shall be entitled to rely thereon in connection with its administration of this Agreement until such time, if any, as any subsequent Ownership Certification is actually delivered to Administrative Secured Party and becomes effective as provided in paragraph 2.2(b).

          (b)  After the Effective Date.  Subject to at least two Business Days'
               ------------------------
     prior written notice to Administrative Secured Party of its intention to do so (unless otherwise agreed by the Administrative Secured Party after consultation with EFC), CompuCom may effect a change in the RPA Interest Percentage and the CompuCom Interest Percentage, for purposes of this Agreement, by delivering to Administrative Secured Party an Ownership Certification, dated as of a Business Day subsequent to expiration of such notice period, therein certifying the RPA Interest Percentage and the CompuCom Interest Percentage, respectively, as of such day. Provided that no Event of Default is then in existence and provided further, that any such change in the CompuCom Interest Percentage and the RPA Interest Percentage to be effected thereby does not create an Event of Default, such Ownership Certification shall become effective as of the day in the future specified therein (which shall be on or after the beginning of the third Business Day following the Business Day of Administrative Secured Party's receipt of the foregoing notice), whereupon the RPA Interest Percentage and the CompuCom Interest Percentage each shall be deemed to be as specified therein, and Administrative Secured Party shall be entitled to rely thereon in connection with its administration of this Agreement until such time, if any, as any subsequent Ownership Certification is actually delivered to Administrative Secured Party and becomes effective as provided in this paragraph 2.2(b).

          (c)  Upon and Following Termination of RPA.  Notwithstanding any
               -------------------------------------
     Ownership Certification, the RPA Interest Percentage in all Receivables created on or after the effective date of any termination of the RPA automatically shall be zero percent (0.00%) and the CompuCom Interest Percentage therein shall be one hundred percent (100.00%). At Administrative Secured Party's option in its sole discretion, Administrative Secured Party may cause all Collections received in respect of Receivables created on or after the effective date of termination of the RPA to be segregated and deposited to a separate account for collection and transfer to the NationsBank Account in accordance with paragraph 2.1(c)(2). It is understood and agreed that the RPA Interest Percentage in effect at the time of any such termination of the RPA shall remain in effect as to all Receivables created prior to the effective time of any such termination of the RPA.

          (d)  Receivables Subject to Reconveyance.  Notwithstanding any
               -----------------------------------
     Ownership Certification, the RPA Interest Percentage in Receivables, if any, with respect to which the RPA Interest is reconveyed in full by CFI to CompuCom pursuant to the RPA, at any time, shall be zero percent (0.0%) and the CompuCom Percentage Interest therein shall be one hundred percent (100.0%). CompuCom and CFI shall notify Administrative Secured Party and NationsBank in writing prior to effecting any such reconveyance, therein describing the Receivable(s) which are to be the subject thereof. At Administrative Secured Party's request, CompuCom will assist Administrative Secured Party in identifying Collections in respect of such Receivables and, at Administrative Secured Party's option in its discretion, Administrative Secured Party may cause all Collections at any time received in respect of such Receivables to be segregated and deposited to a separate account for collection and transfer to the NationsBank account in accordance with paragraph 2.1(c)(2).

     .2   FEES.

          In order to compensate Administrative Secured Party for its administration of the Administration Documents, CompuCom agrees to pay to Administrative Secured Party, for its own account, an administration fee of $37,500 per year payable monthly in advance on the last Business Day of each month.


                                  ARTICLE I.
                             CLOSING REQUIREMENTS

    I.1 ITEMS TO BE DELIVERED BY COMPUCOM. Prior to or simultaneously with execution and delivery hereof, CompuCom shall deliver, or cause to be delivered, to Administrative Secured Party the following:

          (a)  Secretary's Certificate.  A certificate in form satisfactory to
               -----------------------
     Administrative Secured Party, signed by the corporate secretary of CompuCom and authenticated by the president of CompuCom, attaching and certifying the following:

               1.   Articles of Incorporation and Certificate of Existence.  A
                    ------------------------------------------------------
          copy of the articles of incorporation, and all amendments thereto, of CompuCom, accompanied by the certificate of the Secretary of State of Delaware and bearing a date no more than thirty (30) days prior to the date hereof, to the effect that such copy is correct and complete and that CompuCom is a corporation duly incorporated and validly existing in such state.

               2.   Good Standing.  A certification by the appropriate official
                    -------------
          of the State of Delaware bearing a date no more than thirty (30) days prior to the date hereof, to the effect that CompuCom is in good standing in such state with respect to payment of franchise and similar taxes, and a certification by the Comptroller of Public Accounts of the State of Texas bearing a date no more than thirty (30) days prior to the date hereof confirming that CompuCom is duly qualified to transact business in the State of Texas, bearing a date no more than thirty (30) days prior to the date hereof confirming that CompuCom is duly qualified to transact business in such state.

               3.   Bylaws.  A correct and complete copy of the bylaws of
                    ------
          CompuCom, and all amendments thereto.

               4.   Incumbency.  Certification of the name and signature of all
                    ----------
          incumbent corporate officers of CompuCom authorized to act on behalf of CompuCom in respect of the Administration Documents.

               5.   Resolutions.  A copy of corporate resolutions of CompuCom
                    -----------
          approving the Administration Documents and authorizing the transactions contemplated hereby, and authorizing and directing a named officer or officers to sign and deliver all Administration Documents to be executed by CompuCom, duly adopted by its board of directors, including the certificate of CompuCom's corporate secretary, dated the date hereof, that such copy is a true and complete copy of resolutions duly adopted by the board of directors, and that such resolutions have not been amended, modified, or revoked in any respect and are in full force and effect as of the date hereof.

          (b)  Administration Documents.  This Agreement and all other
               ------------------------
     Administration Documents, duly executed.

          (c)  Financing Statements.  All financing statements required by
               --------------------
     Administrative Secured Party in connection with perfection of Administrative Secured Party's security interests in the Collateral.

          (d)  Collateral Access and Waiver Agreements.  All Collateral Access
               ---------------------------------------
     and Waiver Agreements, if any, as may be required by Administrative Secured Party pursuant to paragraph 1.5.

          (e)  Opinion of CompuCom's Counsel.  An opinion of counsel for
               -----------------------------
     CompuCom in form and substance satisfactory to Administrative Secured Party, addressing such matters in connection with this Agreement as Administrative Secured Party may request.

          (f)  Other Documents.  Such other items as Administrative Secured
               ---------------
     Party may request in order to perfect or protect its interests and rights under the Administration Documents.

                                  ARTICLE II.

                                REPRESENTATIONS

    II.1 CORPORATE NAME; TRADE NAMES. CompuCom is conducting, transacting, and carrying on its business under the name shown for CompuCom in the Definitions of this Agreement, and such other names, if any, as may be specified in Exhibit 4.1, and is not engaged in business under any other name. Except as provided in
Exhibit 4.1, during the past five (5) years CompuCom has not (i) done business under any other name, (ii) been party to a merger or consolidation or (iii) acquired any of the property included within the Collateral from any other Person.

    II.2 CHIEF EXECUTIVE OFFICE. CompuCom's chief executive office is located at the address specified for CompuCom in the Definitions of this Agreement.

    II.3 CORPORATE EXISTENCE. CompuCom is a corporation, duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, and is duly qualified or licensed to transact business in all jurisdictions the laws of which require it to be so qualified or licensed, except for those jurisdictions, if any, where the failure to be so qualified or licensed would not cause a Material Adverse Effect.

    II.4 CORPORATE POWER AND AUTHORITY; VALIDITY. CompuCom possesses all requisite authority and power and authority to conduct to own, lease and operate its properties and to carry on its business as now conducted and proposed to be conducted and to execute, deliver, and comply with the Administration Documents. Each of the Administration Documents has been duly authorized by all necessary corporate action and duly executed and delivered by CompuCom, and evidences valid and binding obligations enforceable in accordance with its respective terms.

    II.5 NO CONFLICTING AGREEMENTS. CompuCom represents that the execution, delivery and performance of the Administration Documents will not violate its articles of incorporation or bylaws, nor constitute a default under, or result in a breach of, any material contract, agreement, or other instrument to which it is a party or which is applicable to its property.

    II.6 COMPLIANCE WITH LAWS. CompuCom represents that it is not in violation of any laws, regulations and orders in any respect which will result in or cause, or reasonably would be expected to result in or cause, a Material Adverse Effect.

    II.7 JUDGMENTS. There are no outstanding or unpaid material judgments or assessments against CompuCom, except for tax and similar assessments in the ordinary course of business which are not delinquent.

    II.8 TAXES. All tax returns or filings required to be filed by CompuCom have been filed and taxes imposed upon CompuCom which are due and payable have been paid.

    II.9 TITLE TO PROPERTY. CompuCom has good and indefeasible title to all Collateral.

    II.10 CONSENTS. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution, delivery and performance of the Administration Documents other than financing statements required by Administrative Secured Party under the Texas UCC. CompuCom has all required governmental permits and licenses, if any, on account of its operations and activities and is in full compliance with the terms and conditions thereof, and all such permits and licenses are in full force and effect.

    II.11 REPRESENTATIONS AND WARRANTIES CUMULATIVE. The representations and warranties contained in this Article IV are in addition to all other representations and warranties provided in the Administration Documents.

                                  ARTICLE II.
                                   COVENANTS

    Throughout the Contract Term, CompuCom agrees as follows (unless otherwise allowed by prior written consent of Administrative Secured Party):

    III.1 COMPLIANCE CERTIFICATE. Within forty five (45) days following the end of each fiscal quarter of CompuCom, CompuCom shall deliver to Administrative Secured Party a certificate signed by the president or chief financial officer, controller or treasurer of CompuCom certifying to Administrative Secured Party that, except as may be expressly identified and described in such certificate, CompuCom is in compliance with its obligations under this Agreement and that no event or condition that would be the subject of a required notice under paragraph 5.7, paragraph 5.8 or paragraph 5.9 is in existence as of the date of such certificate. Such certificate shall be deemed to be a continuing representation and warranty pending any subsequent certification or notification by CompuCom respecting its compliance or non-compliance with this Agreement.

    III.2  AUTHORITY.  Immediately following any effective change thereof
(and at such other times, from time to time, at the request of Administrative Secured Party) CompuCom shall certify to Administrative Secured Party the names and signatures of all Persons authorized to execute and deliver to Administrative Secured Party any documentation contemplated by or relating to any Administration Documents.

    III.3 BOOKS AND RECORDS. CompuCom shall keep and maintain proper, complete and consistent books of record and account respecting the Collateral and CompuCom's affairs in accordance with GAAP.

    III.4 CORPORATE EXISTENCE. CompuCom shall preserve and maintain its corporate existence, good standing and authority to transact business in all jurisdictions where necessary for the proper conduct of its business, and shall maintain all of its properties, rights, privileges and franchises necessary or desirable in the normal conduct of its business.

    III.5 MONTHLY RECEIVABLES REPORT. Within 15 days after the end of each calendar month, CompuCom shall furnish to Administrative Secured Party and the Beneficial Secured Parties a listing and analysis of all Receivables substantially in the form attached as Exhibit E to the TAA.

    III.6 NOTICES, INFORMATION IN RESPECT OF RPA AND TAA. CompuCom and CFI will notify Administrative Secured Party and the Beneficial Secured Parties in writing (i) at least two (2) Business Days before effecting any change in the RPA Interest under the terms of the RPA, as provided in paragraph 2.2(b), (ii) promptly upon any termination of the RPA or the TAA, or upon receiving or sending any notice of intended, pending or potential termination of the RPA or the TAA, (iii) promptly at any time when the Percentage Factor exceeds the Maximum Percentage Factor (as those terms are defined by the TAA); (iv) promptly upon any assignment by EFC, or any request by CFI for an assignment by EFC, of EFC's interest under the TAA to any Bank Investor pursuant to Section 9.7 of the TAA.

    III.7 COPIES IN RESPECT OF RPA AND TAA. Promptly upon execution, CompuCom will deliver to Administrative Secured Party and the Beneficial Secured Parties a true and correct copy of the RPA and the TAA, respectively, and all other agreements, certifications, opinions and other documentation in connection therewith. CompuCom will provide Administrative Secured Party and the Beneficial Secured Parties with a true and correct copy of (i) each Ownership Certification delivered to Administrative Secured Party, (ii) each monthly report delivered by CompuCom to CFI under the RPA; (iii) each Investor Report delivered by CompuCom to EFC under the TAA; (iv) each notice, if any, at any time given by CFI pursuant to Section 5.1(b)(i) of the TAA (notifications in respect of Termination Events or Potential Termination Events, as those terms are defined by the TAA) and (v) any notice of termination, or of intended, pending or potential termination of the RPA or the TAA sent or received by CompuCom or CFI.

    III.8 ADDITIONAL INFORMATION. In addition to information and items specifically required by the Administration Documents, CompuCom shall promptly furnish to Administrative Secured Party such other information or documentation respecting the Collateral, and its business affairs in connection therewith, as Administrative Secured Party may reasonably request.

    III.9 NOTIFICATION OF MATERIAL CHANGES. CompuCom shall promptly notify Administrative Secured Party of any change in any other material fact or circumstance represented or warranted in any of the Administration Documents. Without limitation, CompuCom will notify Administrative Secured Party in writing at least thirty (30) days prior to the occurrence of any of the following: (i) change of CompuCom's name, (ii) change of the location of CompuCom's chief executive office, or (iii) use of any trade name, fictitious name or other assumed name not disclosed to Administrative Secured Party at the time of execution of this Agreement.

    III.10 NOTIFICATION REGARDING DEFAULT. CompuCom shall immediately notify Administrative Secured Party and the Beneficial Secured Parties in writing upon becoming aware of the existence of any condition or event which constitutes an Event of Default or any condition or event which, after notice or lapse of time, or both, would constitute an Event of Default, therein specifying the nature and period of existence thereof and what action CompuCom is taking or proposes to take with respect to such condition or event. CompuCom shall immediately notify Administrative Secured Party and the Beneficial Secured Parties in writing if it knows, or reasonably expects, that an Event of Default will occur, therein specifying the nature of the anticipated Event of Default. CompuCom will immediately notify Administrative Secured Party and the Beneficial Secured Parties if CompuCom is aware that any covenant under this Agreement has been breached, or reasonably expects that any such covenant will be breached, or if CompuCom's board of directors authorizes the filing by CompuCom of a petition in bankruptcy.

    III.11 COMPLIANCE WITH LAWS. CompuCom shall comply with all applicable laws, regulations and orders applicable to it or its property, a violation of which would reasonably be expected to result in a Material Adverse Effect.

    III.12 PAYMENT OF TAXES. CompuCom shall promptly pay, or cause to be paid, when due, all assessments, taxes, governmental charges and levies imposed upon CompuCom or its income or profits, the non payment of which could give rise to any notice of tax lien, levy or other lien or process against any of the Collateral, except such as may be contested in good faith by appropriate proceedings, provided, that adequate reserves shall be maintained as are appropriate according to GAAP. CompuCom shall promptly pay any amounts adjudged to be due pursuant to any such contest, with all costs, penalties, and interest thereon, before such judgment becomes final or any writ or order is issued under which the Collateral, or any portion thereof, may become subject to any lien or encumbrance. Promptly upon Administrative Secured Party's request, CompuCom will furnish to Administrative Secured Party evidence of payment of all such contested amounts and will authorize the appropriate governmental official to deliver to Administrative Secured Party at any time a written statement of any taxes or other such amounts owing by CompuCom.

    III.13 WAIVERS AND CONSENTS. CompuCom shall furnish to Administrative Secured Party such waivers and consents as may reasonably be requested by Administrative Secured Party with respect to Administrative Secured Party's security interests and liens in the Collateral.

    III.14 RESTRICTION ON DISPOSITION OF COLLATERAL. CompuCom will not sell or dispose of any interest in the Collateral except pursuant to the RPA.

    III.15 PROHIBITION AGAINST LIENS ON COLLATERAL. CompuCom will not grant, create or allow to exist any security interest, lien, financing statement or other encumbrance on any Collateral other than (i) under this Agreement, or (ii) the Permitted Subordinated Interests. CompuCom will take prompt action as may be necessary to discharge or dismiss any tax lien notice, judgment, levy, attachment or other process filed or levied against any of the Collateral.

    III.16 COVENANTS CUMULATIVE. The covenants contained in this Article V are in addition to all other covenants provided in the Administration Documents.


                                  ARTICLE IV.
                               EVENT OF DEFAULT

    IV.1 EVENT OF DEFAULT. Each of the following shall constitute an Event of Default on any day under this Agreement:

          (a)   Any Event of Default defined by the Credit Agreement;

          (b) Any default or breach by CompuCom of any obligation under the RPA;

          (c)   Any Termination Event defined by the TAA;

          (d) Any violation, breach or default of any covenant, agreement or other obligation under the Administration Documents which shall not have been cured or otherwise waived in accordance with the terms of the Administration Documents;

          (e) Any representation or warranty made by CompuCom in the Administration Documents was false in any material respect at the time when made, and such representation and warranty shall not have been cured or waived in accordance with the terms of the Administration Documents;

          (f) Material impairment of the enforceability of the interests, rights or remedies granted to Administrative Secured Party or the Beneficial Secured

     Parties under this Agreement, or the taking of any action by any party to this Agreement to repudiate or challenge same.

                                  ARTICLE V.
                                   REMEDIES

    V.1 REMEDIES. Should an Event of Default occur at any time, Administrative Secured Party may at its option take any or all of the following actions: (a) notify Account Debtors to make all payments on Receivables directly to Administrative Secured Party at such address as Administrative Secured Party shall designate; (b) make demand for payment on Account Debtors and take action (including without limitation, filing suit) to enforce payment of Receivables, in the name of Administrative Secured Party (on behalf of the Beneficial Secured Parties) or CompuCom, as Administrative Secured Party shall determine in its discretion; (c) take any other action to enforce the collection rights of a secured party under the Texas UCC; and (d) exercise, enforce and avail itself of any and all other rights or remedies as may be available under this Agreement or any other Administration Documents or as otherwise may be available under the Texas UCC or other applicable law. Administrative Secured Party at all times shall have the collection rights and all other rights and remedies of a secured party under the Texas UCC, including but not limited to the right to take possession of Collections and enforce direct payment of Receivables. To the extent necessary to protect and enforce its rights under the Administration Documents, Administrative Secured Party is expressly authorized to receive, open, and dispose of mail addressed to CompuCom and endorse notes, checks, drafts, money orders, or other evidences of payment, on behalf of and in the name of CompuCom. Administrative Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or otherwise realize upon the Receivables as Administrative Secured Party may determine in its discretion. In collecting or pursuing collection of Receivables, Administrative Secured Party may utilize CompuCom's books and records, premises, telephones, telecopiers, copiers, and other facilities, or the services of CompuCom's personnel, at CompuCom's cost and expense, as may be necessary for prompt and expedient collection. CompuCom agrees that Administrative Secured Party's use of such facilities or personnel is a commercially reasonable method of pursuing timely collection and enforcement of Receivables and that, in taking any such action, Administrative Secured Party is acting solely in its capacity as a secured party under the Texas UCC and as attorney in fact and administrator, as provided by this Agreement. Administrative Secured Party may give verbal or written notice to any Person who Administrative Secured Party reasonably believes is or may be an Account Debtor on Receivables and thereby demand payment of all amounts which may be or become due by such Person on Receivables. In taking possession of any Collateral, Administrative Secured Party is authorized to enter upon any premises owned or leased by CompuCom where any Collateral is located. At its option, Administrative Secured Party may require CompuCom to assemble the Collateral and make it available to Administrative Secured Party at a place to be designated by Administrative Secured Party which is reasonably convenient to both Administrative Secured Party and CompuCom. CompuCom agrees that Administrative Secured Party shall be entitled to collect or dispose of any Collateral on CompuCom's premises. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Administrative Secured Party will give CompuCom reasonable notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition thereof is to be made. For this purpose, it is agreed that at least five (5) days notice of the time of sale or other intended disposition of Collateral delivered in accordance with paragraph 10.3 shall be deemed to be reasonable notice in conformity with the Texas UCC. Administrative Secured Party may adjourn or otherwise reschedule any public sale by announcement at the time and place specified in the notice of such public sale, and such sale may be made at the time and place as so announced without necessity of further notice. Administrative Secured Party shall not be obligated to sell or dispose of any Collateral, or to pursue any particular manner of collection or disposition, notwithstanding any prior notice of intended disposition. With respect to any instruments or chattel paper at any time included within the Collateral, Administrative Secured Party shall not have any duty or obligation to take steps to preserve rights against prior parties.

    V.2 CASH COLLATERAL; INJUNCTIVE RELIEF. All cash proceeds of Collateral from time to time existing, including without limitation all Collections, at all times shall be and remain subject to Administrative Secured Party's continuing security interest, lien and administration under this Agreement, and shall be subject to an express trust for the benefit of Administrative Secured Party, for the benefit of the Beneficial Secured Parties. Except as may be specifically allowed otherwise by this Agreement, and following an Event of Default, CompuCom is expressly prohibited from using, spending, retaining or otherwise exercising any dominion over such proceeds, and all such proceeds shall be promptly turned over to Administrative Secured Party in the form in which they are received by CompuCom, either by mailing or delivering the same to Administrative Secured Party not later than the Business Day following receipt thereof by CompuCom. CompuCom acknowledges and agrees that an action for damages against CompuCom for any breach of the prohibitions and obligations of this paragraph shall not be an adequate remedy at law. In the event of any such breach, CompuCom agrees, to the fullest extent allowed by law, that Administrative Secured Party shall be entitled to injunctive relief to restrain such breach and require compliance with the requirements of this Agreement.

    V.3 APPLICATION OF PROCEEDS; DEFICIENCY. After deducting all costs, fees and expenses of collection and enforcement for which CompuCom is obligated to Administrative Secured Party pursuant to the Administration Documents or applicable law, any remaining Collections or other proceeds of collection, sale or disposition of the Collateral shall be deposited to the Concentration Account and administered according to paragraph 2.1(c), and the excess, if any, remaining after expiration of the Contract Term shall be held or disbursed by Administrative Secured Party by mutual agreement among

CompuCom, Administrative Secured Party and the Beneficial Secured Parties or, in the absence of such mutual agreement, in accordance with applicable law. CompuCom expressly agrees that it shall remain liable for all Secured Obligations, if any, remaining after liquidation or other disposition of the Collateral (provided, that the foregoing shall not be construed to create any liability of CompuCom under the RPA except as expressly provided therein).

    V.4 WAIVER OF NOTICES. CompuCom expressly waives any notices from Administrative Secured Party or the Beneficial Secured Parties except as otherwise expressly provided for and required by this Agreement.

    V.5 SETOFF. CompuCom irrevocably authorizes Administrative Secured Party to charge any account of CompuCom maintained with Administrative Secured Party with such amount as may be necessary from time to time to pay any Secured Obligations. CompuCom agrees that Administrative Secured Party shall have a contractual right to setoff any and all deposits or other sums at any time credited by or due from Administrative Secured Party to CompuCom against any part of the Secured Obligations. Such right of setoff may be exercised at any time by Administrative Secured Party without prior notice, irrespective of whether an Event of Default exists or whether the Secured Obligations have fully matured; provided that the Administrative Secured Party shall promptly notify
         --------
CompuCom following any such setoff of funds. Upon the occurrence of an Event of Default and for so long as the same shall remain in existence and is not cured or waived, Administrative Secured Party shall be entitled in its discretion, without prior notice, to hold any such deposits or other sums (and return checks or other items presented for payment against same, and otherwise deny access to same) pending acceleration of any Secured Obligations. All amounts, if any, charged or set off by Administrative Secured Party against any Collections shall be deposited to the Concentration Account and administered as provided by paragraph 2.1(c).

    V.6 PERFORMANCE BY ADMINISTRATIVE SECURED PARTY. Should CompuCom fail to perform any covenant, duty, or agreement required by the Administration Documents (including without limitation, payment and discharge of any taxes, liens or encumbrances affecting or potentially affecting the Collateral) Administrative Secured Party may in its sole discretion perform or attempt to perform or cause performance of same on behalf of CompuCom at CompuCom's reasonable cost and expense, provided that Administrative Secured Party shall have no obligation or duty to take any such action. CompuCom agrees to reimburse Administrative Secured Party for such reasonable out-of-pocket costs and expenses on demand and until paid.

    V.7 NON-WAIVER. Forbearance or indulgence by Administrative Secured Party of any Event of Default or any other event or condition which is or would be the subject of a required notice under paragraph 5.10, at any time from time to time, shall not be deemed a waiver of any rights of Administrative Secured Party under the Administration Documents. The acceptance by Administrative Secured Party or the Beneficial Secured Parties, at any time and from time to time, of any partial payment of the Secured Obligations shall not be deemed to be a waiver of any Event of Default then existing. No delay or omission by Administrative Secured Party in exercising any right or remedy shall impair such right or remedy, or be construed as a waiver thereof, nor shall any single or partial exercise of any such rights or remedies preclude other or further exercise thereof. Administrative Secured Party shall not be required or obligated to file suit or otherwise pursue any Account Debtor or other Person for enforcement or collection of any Receivables or to otherwise take any action to realize upon any of the Collateral.

    V.8 REMEDIES CUMULATIVE. The remedies specified in this Article VII are cumulative with and in addition to all other rights and remedies provided by this Agreement and the other Administration Documents, or by applicable law.

                                  ARTICLE VI.
                                ADMINISTRATION

    VI.1 ADMINISTRATION. Administrative Secured Party, each of the Beneficial Secured Parties and CompuCom each agrees as follows:

          (a)  Administrative Secured Party: Appointment; Powers.  Subject to
               -------------------------------------------------
     the terms of this Agreement, each of the Beneficial Secured Parties hereby irrevocably appoints and authorizes Administrative Secured Party to act as nominee on behalf of itself and any of the other Beneficial Secured Parties, in the name of Administrative Secured Party, the Beneficial Secured Parties or any of them, to take any one or more of the following actions: Administer the Administration Documents in accordance with their terms, and act or refrain from acting under the Administration Documents in accordance with powers delegated to Administrative Secured Party under the Administration Documents and such other powers as are reasonably incidental thereto; execute and enter into the Administration Documents; hold the Administration Documents; hold and enforce the security interests and liens in the Collateral granted under the Administration Documents; exercise and enforce rights and remedies in respect of the Receivables as attorney-in-fact and administrator as provided by paragraph 1.2; receive all documents, certifications, opinions and other items furnished by CompuCom under the Administration Documents; take actions as may be requested or instructed by the Beneficial Secured Parties (provided, that unless the Administration Documents specifically require or permit direction or consent by the Beneficial Secured Parties and, in such event, unless further assurance of indemnification (if requested by Administrative Secured Party) is furnished as provided by paragraph 8.1(g), Administrative Secured Party shall not be obligated to comply with any such instructions); collect, receive and administer Collections as provided by this Agreement; distribute to the Beneficial Secured Parties such information, requests and documents received from CompuCom pursuant to the Administration Documents; and deliver to CompuCom requests, demands, approvals and consents as required or allowed under the Administration Documents. Except as otherwise expressly provided by the Administration Documents, each of the Beneficial Secured Parties irrevocably authorizes Administrative Secured Party to take or refrain from taking such actions on the Beneficial Secured Parties' behalf as Administrative Secured Party in its discretion determines necessary or appropriate in administering the Administration Documents. Except as otherwise provided by this Agreement, Administrative Secured Party may take such action, or refrain from taking such action, in respect of the Collateral, or in respect of administration of the Administration Documents, as it may deem in its discretion to be advisable in the performance of its obligations under this Agreement. Unless otherwise agreed by Administrative Secured Party, any action taken by Administrative Secured Party with the consent or at the direction of the Beneficial Secured Parties shall be deemed to have been taken for and on behalf of each of the Beneficial Secured Parties. Administrative Secured Party shall not be required to take action or exercise any remedy except to the extent expressly required by this Agreement upon direction of the Beneficial Secured Parties, provided, that Administrative Secured Party shall not be required to take any action which Administrative Secured Party believes would expose it or any of the Beneficial Secured Parties to personal liability, or which Administrative Secured Party believes is contrary to any of the Administration Documents or applicable law. Administrative Secured Party may perform any of its duties under the Administration Documents by or through officers, directors, employees, attorneys or agents, and shall be entitled to employ and consult with legal counsel, independent public accountants, and other experts or consultants and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants, experts or consultants, and may rely and act upon any resolution, notice, consent, certificate, affidavit, letter or other document or instrument or writing, or any telecopy, fax, telegram, telex or teletype, or any court order, or any conversation, which it believes to be genuine and correct and to have been signed or made by the proper Person. Administrative Secured Party shall be fully protected in acting, or in refraining from acting, under the Administration Documents in accordance with instructions signed by the Beneficial Secured Parties, and such instructions and any action or inaction by Administrative Secured Party pursuant thereto shall be binding on each of the Beneficial Secured Parties. Neither Administrative Secured Party nor its affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken in connection with the Administration Documents except for gross negligence or willful misconduct.

          (b)  Limitation of Scope.  Administrative Secured Party's appointment
               -------------------
     hereunder is expressly limited as provided in this Agreement. Administrative Secured Party accepts such appointment solely as a secured party under the Texas UCC, and as attorney-in-fact and administrator, on the terms provided by this Agreement. The duties and responsibilities of Administrative Secured Party under this Agreement are ministerial and administrative in nature, and it is expressly agreed that Administrative Secured Party shall not be a fiduciary or trustee on behalf of any Person. Administrative Secured Party shall have no duties or obligations, express or implied, except as expressly set forth in this Agreement.

          (c)  Availability of Information.  Administrative Secured Party will
               ---------------------------
     forward to the Beneficial Secured Parties copies of all reports of a material nature which are furnished by CompuCom to Administrative Secured Party, other than those, if any, which by the terms of this Agreement are to be delivered by CompuCom directly to the Beneficial Secured Parties, provided, that

     Administrative Secured Party shall not have any liability to any Beneficial Secured Party for failure to do so. Administrative Secured Party shall promptly notify the Beneficial Secured Parties upon becoming aware of any Event of Default, provided, that in the absence of gross negligence or intentional misconduct Administrative Secured Party shall not have any liability to any of the Beneficial Secured Parties for failure to do so, and provided further, that Administrative Secured Party shall not be deemed to have knowledge or notice of any Event of Default (other than breaches by CompuCom, of which Administrative Secured Party has actual knowledge, of CompuCom's obligations under paragraph 2.1, or failure of timely payment to Administrative Secured Party of any costs or fees as required by the Administration Documents) unless it receives written notice from CompuCom or any Beneficial Secured Party specifying an event or condition and designating the same as an Event of Default. Upon request, Administrative Secured Party will make available to any Beneficial Secured Party any documents, reports or other items from time to time received from CompuCom and remaining in Administrative Secured Party's possession.

          (d)  Required Consent of Beneficial Secured Parties.  Notwithstanding
               ----------------------------------------------
     the authority granted to Administrative Secured Party elsewhere in this
     Agreement:

               1. The written consent of Administrative Secured Party and all Beneficial Secured Parties shall be required as a condition to the effectiveness of any of the following actions: (i) extend the Contract Term; (ii) release any security interest or lien in any Collateral;
          (iii) agree to waive, modify or amend any covenants, agreements or other provisions contained in Article I ("Security Interest and Collateral Covenants"), Article II ("Collections Administration") or
          Article V ("Covenants"), Article VI ("Event of Default") or Article VII ("Remedies"), Article VIII ("Administration"), Article IX ("Additional Agreements") or Article X ("Miscellaneous") of this Agreement; (iv) consent to allow any security interests, liens or encumbrances on any Collateral (other than the Permitted Subordinated Interests), or consent to allow the disposition of any Collateral other than as expressly provided by the Administration Documents; (v) grant any consent or make any agreement which is expressly subject to the consent of the Beneficial Secured Parties pursuant to this Agreement; (vi) exercise any remedies under this Agreement to sell or otherwise dispose of Receivables; (vii) file, or join with any other Person in filing, any petition against CFI for an order of relief under the United States Bankruptcy Code or for receivership or similar relief under any other applicable law; (viii) agreement to amend this subparagraph
          (1) of this paragraph 8.1(d).

               2. Subject to paragraph 8.1(a), Administrative Secured Party agrees to take any of the following actions upon written direction of each and all of the Beneficial Secured Parties, provided, that in each instance, such written direction references this paragraph 8.1(d) and specifically identifies the requested action: (i) request or direct CompuCom to take any action which may be requested or directed by Administrative Secured Party under the Administration Documents; (ii) pursue any remedies provided by the Administration Documents; or (iii) perform or take any action which may be taken by Administrative Secured Party under the Administration Documents.

               3. Subject to paragraph 8.1(a), Administrative Secured Party agrees to take any of the following actions upon written direction of any Beneficial Secured Party, provided, that in each instance, such written direction references this paragraph 8.1(d) and specifically identifies the requested action: (i) request information from CompuCom which may be requested by Administrative Secured Party under the Administration Documents or (ii) report requested information regarding Collections administration under Article II.

     Notwithstanding the foregoing, no consent shall be required with respect to any action if Administrative Secured Party is required to take any such action by court order or applicable law. Otherwise, except as provided or referenced above, Administrative Secured Party may amend, modify or waive any of the terms of the Administration Documents, consent to any action or failure to act by CompuCom, or exercise or refrain from exercising any powers or rights which it may have under the Administration Documents or as a matter of law, without the requirement of prior notice to or consent of the Beneficial Secured Parties. Any consent requested by Administrative Secured Party from any Beneficial Secured Party, and any directive, consent or refusal of consent given to Administrative Secured Party by any Beneficial Secured Party, shall be communicated as provided in paragraph
     10.3. In the event any consent requested by Administrative Secured Party is not granted or refused within ten (10) days after it is requested by Administrative Secured Party, the same shall be deemed to have been granted.

          (e)  Limitation of Administrative Secured Party's Liability.  Neither
               ------------------------------------------------------
     Administrative Secured Party nor any of its officers, directors, employees, at-torneys or agents shall be liable for any action taken or omitted to be taken in connection with the Administration Documents in conformity with instructions or consents of any Beneficial Secured Party, or based upon its belief that such action or inaction is within the discretion or power conferred to Administrative Secured Party under the Administration Documents, nor shall Administrative Secured Party or any of such officers, directors, employees, attorneys or agents be liable for the consequences of any error of judgment, except for gross negligence or wilful misconduct. Administrative Secured Party shall not be responsible to the Beneficial Secured Parties for the due execution, validity, effectiveness, enforceability, or sufficiency of this Agreement or any of the other Administration Documents, or for any recitals, representations or warranties, reports, statements contained in the Administration Documents or furnished in connection therewith, or for the perfection or value of any Collateral or for any failure by any other Person to perform any obligations under the Administration Documents. Administrative Secured Party shall have no liability to any Beneficial Secured Party with respect to ascertaining or confirming performance or observation by CompuCom of any terms, covenants or conditions of any Administration Documents.

          (f)  Expenses.  Each Beneficial Secured Party severally agrees to
               --------
     reimburse Administrative Secured Party promptly upon demand for its Pro Rata Percentage share of any and all out-of-pocket expenses (including reasonable attorneys' fees) incurred by Administrative Secured Party in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement of the Administration Documents, and legal advice in respect of rights or obligations thereunder (whether in connection with negotiations, legal proceedings, or otherwise) to the extent that any such expenses are not paid or reimbursed to Administrative Secured Party by CompuCom or from other sources within 60 days after request for payment or reimbursement is made to CompuCom (provided that any such payment by any Beneficial Secured Party to Administrative Secured Party shall be without prejudice to the right to contest such Beneficial Secured Party's obligation to make such payment, and provided further, that EFC shall make any such reimbursement only to the extent that it has received sufficient funds from all sellers of accounts to it in excess of the amount necessary to pay matured and maturing commercial paper). To the extent any such expenses are recovered by Administrative Secured Party from CompuCom or other sources after any such amounts have been paid to Administrative Secured Party by any Beneficial Secured Party(ies), the amount so recovered shall be refunded by Administrative Secured Party to each such paying Beneficial Secured Party ratably according to its respective payments.

          (g)  Indemnification.  Each Beneficial Secured Party hereby severally
               ---------------
     indemnifies, in accordance with its Pro Rata Percentage, and holds harmless Administrative Secured Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and/or disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by Administrative Secured Party in any way with respect to any Administration Documents (including without limitation as may arise as a result of any order of a court of competent jurisdiction pursuant to which Administrative Secured Party is required to refund, repay or otherwise return any Collections to any other Person) or any action taken or omitted by Administrative Secured Party under the Administration Documents, except to the extent the same is caused by gross negligence or wilful misconduct by Administrative Secured Party (it being acknowledged that it is the express intention of Administrative Secured Party and the Beneficial Secured Parties that such indemnification and hold harmless obligations shall include any such actions or inactions which are a result of negligence other than gross negligence), provided, that EFC's obligation to make payment under the foregoing indemnity is limited to the extent that it has received sufficient funds from all sellers of accounts to it in excess of the amount necessary to pay matured and maturing commercial paper). Prior to compliance with any instructions by the Beneficial Secured Parties under the Administration Documents, Administrative Secured Party shall be entitled to request further assurance of any such indemnification in form satisfactory to Administrative Secured Party, and unless and until such further assurance is provided to Administrative Secured Party, Administrative Secured Party shall have no obligation to comply with such instructions and may disregard same.

          (h)  Replacement of Administrative Secured Party.  Subject to the
               -------------------------------------------
     following, Administrative Secured Party may resign as Administrative Secured Party at any time by giving written notice of such resignation to the Beneficial Secured Parties and CompuCom, and Administrative Secured Party may be removed upon written notice by unanimous consent of the Beneficial Secured Parties. Should Administrative Secured Party give any such notice of its resignation as Administrative Secured Party, or should the Beneficial Secured Parties give any such notice of removal, then the Beneficial Secured Parties collectively shall forthwith appoint another Person, acceptable to them and to CompuCom (such acceptance not to be unreasonably withheld or delayed), to become Administrative Secured Party, whereupon such newly appointed Person shall thereafter be Administrative Secured Party and CompuCom and the Beneficial Secured Parties shall execute such documents as any Beneficial Secured Party may reasonably request to reflect such change. Any resignation or removal of Administrative Secured Party shall become effective upon the appointment of a successor Administrative Secured Party (provided, that if the Beneficial Secured Parties fail for any reason to appoint a successor within sixty (60) days after written notice of such resignation or removal, Administrative Secured Party shall thereafter have no obligation to act as Administrative Secured Party hereunder). Any Person appointed as successor Administrative Secured Party as provided above shall be deemed to accept such appointment, and such successor Administrative Secured Party shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, and duties of the resigning or removed Administrative Secured Party, and the resigning or removed Administrative Secured Party shall be discharged from its duties and obligations under this Agreement and the other Administration Documents. After any Administrative Secured Party's resignation or removal as Administrative Secured Party, the provisions of this Article VIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was Administrative Secured Party. NationsBank has been appointed as Administrative Secured Party, and has accepted such appointment, subject to the terms of this Agreement, as of the Effective Date. As of the Effective Date, NationsBank has delegated administration of its functions as Administrative Secured Party hereunder to its affiliate, NationsBank, N.A., headquartered in Charlotte, North Carolina, and at EFC's request hereby agrees that it will not transfer such administration to any other division unless such division is acceptable to Beneficial Secured Parties (such acceptance not to be unreasonably withheld or delayed).

          (i)  Rights of Administrative Secured Party as Beneficial Secured
               ------------------------------------------------------------
     Party.  Any Beneficial Secured Party who serves as Administrative Secured
     -----
     Party shall nonetheless continue to have the same rights as a Beneficial Secured Party, in its individual corporate capacity as a Beneficial Secured Party, as any other Beneficial Secured Party and may exercise the same as though it were not acting as Administrative Secured Party, and unless the context indicates otherwise, to the extent that Administrative Secured Party in its individual capacity is a Beneficial Secured Party, the term "Beneficial Secured Party" or "Beneficial Secured Parties," wherever used in the Administration Documents shall include the Administrative Secured Party in its individual corporate capacity as a Beneficial Secured Party.

          (j)  Independent Credit Decisions.  Each Beneficial Secured Party
               ----------------------------
     represents, warrants and agrees that it has made its own underwriting analysis of CompuCom and its own evaluation and valuation of the Collateral and has made its own decision to enter into this Agreement independently and without reliance on Administrative Secured Party or any other Beneficial Secured Party and based on such documents and information as it has deemed appropriate. Each Beneficial Secured Party further acknowledges and agrees that it will continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Administration Documents, independently and without reliance upon Administrative Secured Party or any other Beneficial Secured Party and based upon such documents and information as it shall deem appropriate at the time. Each Beneficial Secured Party acknowledges that it shall have no right to rely upon Administrative Secured Party to inform it of the financial conditions or creditworthiness of CompuCom or the condition, value, marketability or other conditions in respect of the Collateral.
     Upon written request by any Beneficial Secured Party, Administrative Secured Party will make any documents, reports or other information received by Administrative Secured Party from CompuCom and designated in such request available to such Beneficial Secured Party. Otherwise, except as specifically provided in this Agreement, Administrative Secured Party shall not have any duty or responsibility to provide any Beneficial Secured Party with any credit or other financial information concerning the affairs, financial condition or business of CompuCom or any of its subsidiaries or affiliates.

          (k)  Several Commitments.  Administrative Secured Party shall not be
               -------------------
     liable to CompuCom or any Beneficial Secured Party for any act or omission by any Beneficial Secured Party, and no Beneficial Secured Party shall be responsible to CompuCom or any other Beneficial Secured Party for any act or omission of any other Beneficial Secured Party.

          (l)  Collection Administration: Lockbox; Concentration Account.  On
               ---------------------------------------------------------
     and after the Effective Date and continuing through the end of the Contact Term, for so long as NationsBank is serving in the capacity as Administrative Secured Party, it is agreed that (i) the lockbox presently established and operating in connection with the Credit Agreement shall be deemed to be the Lockbox and (ii) the concentration account presently established and operating in connection with the Credit Agreement shall be deemed to be the Concentration Account, and all Collections during any such period, from time to time, received or deposited thereto, respectively, shall be deemed to have been received by Administrative Secured Party solely pursuant, and subject to, the terms of this Agreement.

          (m)  Benefits.  CompuCom expressly acknowledges and agrees to the
               --------
     provisions of this Article VIII, provided, that none of the provisions of this Article shall inure to the benefit of CompuCom or any Person other than Administrative Secured Party and the Beneficial Secured Parties. CompuCom shall not be entitled to rely upon, or to raise as a defense, any failure of Administrative Secured Party or any Beneficial Secured Party to comply with such provisions. Subject to the requirements of paragraph 8.1(d)1, CompuCom shall be entitled to rely on actions, agreements and consents of Administrative Secured Party in connection with administering the Administration Documents as the actions, agreements and consents of all Beneficial Secured Parties.


                                 ARTICLE VII.
                             ADDITIONAL AGREEMENTS

     In consideration of the mutual benefits under this Agreement, Administrative Secured Party and the Beneficial Secured Parties each agrees among themselves as follows:

     VII.1 EQUAL DIGNITY. The rights and interests pertaining to the CompuCom Interest and the RPA Interest, under this Agreement or otherwise, are of equal dignity and neither shall enjoy or be entitled to any right or benefit in priority or preference over the other. All such rights and interests, and all proceeds thereof, shall be shared by the Beneficial Secured Parties according to their respective Pro Rata Percentage.

     VII.2 PRO-RATA TREATMENT AMONG BENEFICIAL SECURED PARTIES. All Collections and other proceeds of Receivables at any time received by Administrative Secured Party shall be for the account of the Beneficial Secured Parties in accordance with their respective Pro Rata Percentage as of the time of Administrative Secured Party's receipt thereof.

     VII.3  SUBORDINATION OF INTERESTS.

            a. As among Administrative Secured Party and the Beneficial Secured Parties only and subject to paragraph 9.3(e), NationsBank agrees that all valid and perfected rights and interests pertaining to the CompuCom Interest and the RPA Interest under this Agreement are and shall be first, senior and prior to any other rights now or hereafter claimed therein by NationsBank, whether under the Credit Agreement or otherwise, and all security interests, collateral assignments, pledges, liens, mortgages, rights or other interests now or hereafter claimed by NationsBank with respect to the Collateral (other than its interest as a Beneficial Secured Party under this Agreement) shall be and hereby are expressly subordinated and made junior to all such valid and perfected rights and interests pertaining to the CompuCom Interest and the RPA Interest under this Agreement.

            b. All sales and transfers of the RPA Interest under the RPA are expressly subject to the interests granted or delegated to Administrative Secured Party under this Agreement. As among Administrative Secured Party and the Beneficial Secured Parties only and subject to paragraph 9.3(e), CFI agrees that all valid and perfected rights and interests pertaining to the CompuCom Interest and the RPA Interest under this Agreement are and shall be first, senior and prior to any other rights now or hereafter claimed therein by CFI, whether under the RPA, the TAA or otherwise, and any and all security interests, collateral assignments, pledges, liens, mortgages, rights or other interests now or hereafter claimed by CFI with respect to the Collateral (other than its interest as a Beneficial Secured Party under this Agreement) shall be and hereby are expressly subordinated and made junior to all such valid and perfected rights and interests pertaining to the CompuCom Interest and the RPA Interest under this Agreement. CFI agrees that it will not sell or transfer any RPA Interest to any Person except EFC pursuant to the TAA subject to the rights of Administrative Secured Party and the Beneficial Secured Parties under this Agreement.

            c. All sales and transfers of any portion of the RPA Interest under the TAA are expressly subject to the interests granted to Administrative Secured Party under this Agreement. As among Administrative Secured Party and the Beneficial Secured Parties only, and subject to paragraph 9.3(e), EFC agrees that all valid and perfected rights and interests pertaining to the CompuCom Interest and the RPA Interest under this Agreement are and shall be first, senior and prior to any rights now or hereafter claimed therein by EFC (or any assignee of EFC under the TAA), whether under the TAA or otherwise and any and all security interests, collateral assignments, pledges, liens, mortgages, rights or other interests now or hereafter claimed by EFC (or any assignee of EFC under the TAA) with respect to the Collateral (other than EFC's interest as a Beneficial Secured Party under this Agreement) shall be and hereby are expressly subordinated and made junior to all such valid and perfected rights and interests pertaining to the CompuCom Interest and the RPA Interest under this Agreement. CompuCom, CFI and EFC each agree that the RPA and the TAA at all times will contain provisions expressly providing that all rights and interests in the RPA Interest conveyed or claimed thereunder are subject to the rights and interests of Administrative Secured Party under this Agreement. EFC agrees that it will not sell or transfer any portion of the RPA Interest to any Person (except assignments of EFC's rights therein to the limited extent provided by the TAA as of the Effective Date, provided that any such portions of the RPA Interests assigned pursuant to any such assignments shall at all times be and remain subject to the rights of Administrative Secured Party under the Administration Documents).

            d. The Beneficial Secured Parties each agrees, among themselves, that until termination of this Agreement, if it from time to time comes into possession of any Collections other than as provided by paragraph 2.1(c) this Agreement, all of such amounts shall be received in trust for the benefit of the Beneficial Secured Parties according to their respective Pro Rata Percentages and shall be paid forthwith to Administrative Secured Party, for the account of the Beneficial Secured Parties, for deposit to the Concentration Account and administration under paragraph 2.1(c) of this Agreement. In the event any Beneficial Secured Party is required to deliver to Administrative Secured Party any amounts received by such Beneficial Secured Party in respect of Collections as required by this paragraph 9.3(d) then, for purposes of this paragraph 9.3(d) and clause (1) of the definition of "Contract Term" in the Definitions of this Agreement, such Beneficial Secured Party shall be deemed to have received payment in respect of such Collections only to the extent that it actually receives payment of its Pro Rata Percentage thereof from Administrative Secured Party pursuant to this paragraph 9.3(d).

            e. As among Administrative Secured Party and the Beneficial Secured Parties only, the subordinations, priorities and agreements specified in paragraph 9.3(a), paragraph 9.3(b) and paragraph 9.3(c) are applicable irrespective of the time or order of filing of financing statements with respect thereto, provided, that such subordinations, priorities and agreements are solely for the respective benefit of Administrative Secured Party and the Beneficial Secured Parties, as a separate contractual agreement among themselves only, and shall not in any event operate, entitle or be construed to allow any other Person (specifically including without limitation any trustee in bankruptcy) to any rights or priority over Administrative Secured Party or the Beneficial Secured Parties, or any of them. The subordinations, priorities and agreements specified in paragraph 9.3(a), paragraph 9.3(b) and paragraph 9.3(c) shall not be effective to the extent, if any, that any rights or interests pertaining to the CompuCom Interest or the RPA Interest for any reason are determined by a court of competent jurisdiction to be invalid, unenforceable, unperfected or avoidable, or subordinate to any Person other than Administrative Secured Party and the Beneficial Secured Parties.

            f. Each of the Beneficial Secured Parties may release any Person now or hereafter liable to such Beneficial Secured Party upon any of the Secured Obligations, or permit substitutions, or renew, increase, extend or accept partial payments upon any of the Secured Obligations, or amend or modify the terms of any instrument or agreement evidencing or otherwise securing same, or any part thereof, in such manner and at such times from time to time, as it may determine in its sole discretion, without notice to or consent from the other, and without in any manner impairing the rights and obligations under this Agreement (provided, that the foregoing shall not impair any condition or requirement imposed upon CompuCom by any Beneficial Secured Party pursuant to the FSA, the RPA or the TAA, respectively).

            g. Until termination of this Agreement each of NationsBank, CFI and EFC each agrees, for itself and its successors and assigns, that it will not take any action to foreclose, repossess, marshal, control, or exercise remedies or other rights with respect to any Collateral, whether pursuant to the Credit Agreement, the RPA or the TAA, respectively, or otherwise (subject to NationsBank's prior rights in respect of returned inventory under the FSA as provided in paragraph 9.3(h)), provided, that the foregoing shall not prohibit or restrict NationsBank, CFI or EFC from asserting and protecting their respective interests in the

     Collateral in any bankruptcy proceeding, subject at all times however, to all other terms and provisions of this Agreement.

            h. Notwithstanding any other provisions in this Agreement regarding rights and relative priorities of interests among Administrative Secured Party and the Beneficial Secured Parties, it is agreed that all rights and interests, if any, of Administrative Secured Party, CFI and EFC, respectively, at any time arising in returned inventory shall be subject to the prior rights and interests of NationsBank in returned inventory under the FSA and perfected rights, if any, in returned inventory in favor of any Person who is a seller of inventory to CompuCom, existing as of the Effective Date.

            i. Notwithstanding the sale and transfer by CompuCom to CFI of the RPA Interest pursuant to the RPA, and any contemporaneous or subsequent transfer of a portion thereof by CFI to EFC, from time to time, and notwithstanding anything to the contrary contained in the RPA or the TAA, for so long as CompuCom is owner of the CompuCom Interest and until termination of this Agreement, CFI and EFC each agrees, for itself and its successors and assigns, that (i) for so long as no Event of Default is in existence and continuing, CompuCom shall have the sole and exclusive right to service, administer and collect the Receivables, subject at all times, however, to the administration of Collections as provided in Article II and all other rights, interests and remedies of Administrative Secured Party under the terms and provisions of this Agreement, and no notice or action under the RPA or TAA shall be effective to limit or preclude such rights of CompuCom or grant rights to any Person which are inconsistent or in conflict therewith, (ii) following the occurrence and during the existence of any Event of Default, any Person other than CompuCom who is appointed to service Receivables under the RPA or who is appointed as "Collection Agent" under the TAA shall be a Person that is acceptable to Administrative Secured Party and the Beneficial Secured Parties, and (iii) without the prior written consent of Administrative Secured Party, no party to this Agreement shall (A) exercise any dominion and control over the Collateral except as expressly provided herein and (B) following an Event of Default, notify any Account Debtor of CompuCom's transfer to CFI of the RPA Interest or of CFI's transfer of a portion thereof to EFC.

            j. Except as expressly provided in this Agreement, nothing in this Agreement shall limit or restrict (i) NationsBank in the exercise of rights and remedies under the Credit Agreement, (ii) CFI in the exercise of rights and reme-dies under the RPA or (iii) EFC in the exercise of rights and remedies under the TAA or, as assignee of CFI, the exercise of rights and remedies under the RPA.

            k. In the event of any bankruptcy of CompuCom or CFI, until termination of this Agreement Administrative Secured Party shall have the right, and hereby is irrevocably authorized by the Beneficial Secured Parties, to assert Administrative Secured Party's rights, on behalf of the Beneficial Secured Parties, to receive, collect and administer the Receivables in accordance with the provisions of the Administration Documents.

            l. The agreements in this paragraph 9.3 are irrevocable and continuing, and the Beneficial Secured Parties may continue to rely upon same in making financial accommodations to or for the account of CompuCom, without notice to the other except as otherwise provided in this Agreement.

     VII.4 OTHER RIGHTS; WAIVER OF MARSHALING. Each of NationsBank, CFI and EFC waives marshaling as to the other, and agrees that each shall be entitled to pursue rights and remedies against CompuCom or in respect of property of CompuCom other than the Collateral as may be provided by any other agreement.

     VII.5 ACCESS TO INFORMATION. In consideration of the mutual benefits of this Agreement, each of NationsBank, CFI and EFC agrees that, upon request, it will provide to Administrative Secured Party any information available to it in respect of CompuCom or the Collateral for the purpose of assisting Administrative Secured Party in administering this Agreement or enforcing and collecting Receivables. CompuCom expressly agrees and consents to the providing of any such information for such purpose.

     VII.6 PAYMENTS BY ADMINISTRATIVE SECURED PARTY. Administrative Secured Party shall have no further duty or obligations in respect of any Collections following administration and transfer thereof in compliance with the requirements of paragraph 2.1. Each Beneficial Secured Party, severally according to its respective Pro Rata Percentage, agrees to promptly reimburse Administrative Secured Party for any checks or items deposited to the Concentration Account and transferred to such Beneficial Secured Party pursuant to paragraph 2.1 which are returned unpaid for any reason, provided, that EFC shall make any such reimbursement only to the extent that it has received sufficient funds from all sellers of accounts to it in excess of the amount necessary to pay matured and maturing commercial paper. In the event EFC, CFI, or any Person claiming through or under either of them, including any assignee under the TAA, at any time makes demand upon Administrative Secured Party for payment of any amount in respect of Collections relative to the RPA Interest, Administrative Secured Party shall be fully protected in depositing such amount to the CFI Account or, at Administrative Secured Party's option in its sole discretion, making such payment jointly payable to CFI and any such claimant and delivering same to an officer of CFI or such claimant, and in either of such instances, Administrative Secured Party shall be fully released and discharged from further duty or obligation in respect of such amount.

     VII.7 NOTICES, CONSENTS, AGREEMENTS REGARDING EFC. Any notice, consent or agreement to or by EFC or any of its permitted assigns pursuant to or in connection with the Administration Documents shall be effective for all purposes if given or made to or by the Person serving in the capacity as "Agent" under the TAA, and the same shall be deemed valid and binding for all purposes of this Agreement as having been given or made to or by EFC.

     VII.8 LIMITATION. CompuCom expressly acknowledges and agrees to the provisions of this Article IX, provided, that none of the provisions of this
Article IX shall inure to the benefit of CompuCom. CompuCom shall not be entitled to rely upon, or to raise as a defense, any matters contained in this
Article IX. Notwithstanding anything in this Agreement to the contrary, NationsBank, CFI and EFC may amend or modify any agreement contained in this
Article IX by mutual agreement in writing among themselves without necessity of joinder or consent by any other Person.


                                 ARTICLE VIII.
                                 MISCELLANEOUS

     VIII.1 EFFECTIVE DATE; TERM; TERMINATION. This Agreement shall become effective upon acceptance by Administrative Secured Party, as of the Effective Date and shall continue in full force and effect through the end of the Contract Term.

     VIII.2 PAYMENTS. All Collections received to the Concentration Account after the time for closing business on any Business Day as internally established by applicable depository bank, or otherwise received by Administrative Secured Party after its internally established time for closing business on any Business Day, shall be deemed received as of the next succeeding Business Day.

     VIII.3 NOTICES. Any consent, approval, notice, request, or demand from one party to another must be made in writing to be effective, and shall be deemed to have been given on the third Business Day after its deposit in the United States mail, postage prepaid and properly addressed, by certified or registered mail, return receipt requested, or on the Business Day on which it is actually delivered by messenger delivery, telecopy or other electronic transmission, whichever is earlier. The address of each party for the purposes hereof is as follows:

If to CompuCom:
--------------

            CompuCom Systems, Inc.
            10100 North Central Expressway
            Dallas, Texas  75231
            Attention:  Mr. Dan Celoni, Treasurer
            Telecopy:  214-265-5449

If to the Administrative Lender:
-------------------------------

            NationsBank of Texas, N.A.,
            Messenger delivery:  NationsBank Plaza, 67th Floor
            ------------------
                                 901 Main Street
                                 Dallas, Texas 75202
            Attention:  Brent W. Mellow
                         Vice President
            Telecopy:  (214) 508-0980

If to the Administrative Secured Party:
--------------------------------------

            NationsBank, N.A.
            Messenger delivery:  NationsBank Corporate Center
            ------------------
                                 100 North Tryon Street
                                 10th Floor
                                 Charlotte, North Carolina  28255
            Attention:  Michelle M. Heath, Structured Finance
            Telecopy:  (704) 388-9169

If to CFI:
---------

            CSI Funding, Inc.
            10100 North Central Expressway
            Dallas, Texas 75231
            Attention:  Mr. Dan Lane, Vice President and Secretary
            Telecopy:  214-265-5449

If to EFC:
---------

            Enterprise Funding Corporation
            c/o Merrill Lynch Money Markets, Inc.
            World Financial Center--South Tower
            225 Liberty Street
            New York, New York 10281
            Telecopy:  212-236-7584

            with a copy to:

            NationsBank, N.A.
            NationsBank Corporate Center, 10th Floor
            Charlotte, North Carolina 28255
            Attention:  Michelle M. Heath, Investment Banking
            Telecopy:  704-388-9169

or such other address as may hereafter be designated and delivered in writing.

     VIII.4 BENEFIT TO COMPUCOM. This Agreement is executed at the request of CompuCom for the purpose of establishing a means by which CompuCom may utilize its Receivables to access working capital sources via the Credit Agreement and the RPA, as CompuCom shall determine. CompuCom acknowledges that it has and will continue to receive direct equivalent value for the interests granted pursuant to this Agreement. CompuCom acknowledges and agrees that (i) Administrative Secured Party's agreement to serve in such capacity and perform its duties under the Administration Documents, (ii) NationsBank's agreements under the Credit Agreement and (iii) CFI's agreements under the RPA and EFC's agreements under the TAA, respectively, each separately and also collectively together, constitutes value given to CompuCom for purposes of Section 9.203(a)(2) of the Texas UCC.

     VIII.5 ADMINISTRATIVE SECURED PARTY. CompuCom and the Beneficial Secured Parties have designated NationsBank, in its capacity as Administrative Secured Party, to serve as Administrative Secured Party as provided by this Agreement. Each party to this Agreement, for itself and its successors and assigns, acknowledges that (i) NationsBank is a creditor of CompuCom and that CFI is a wholly owned subsidiary of CompuCom, (ii) NationsBank, N.A., which is an affiliate of NationsBank, is a party to the TAA as Agent thereunder, and also is a Bank Investor, the Liquidity Support Provider and the Credit Support Provider, as such terms are defined, and as provided, thereunder, (iii) appointment of NationsBank to serve as Administrative Secured Party is not a condition or prerequisite to execution or performance of this Agreement, and each of CompuCom, NationsBank, CFI and EFC has indicated its willingness to enter into this Agreement with the Administrative Secured Party being a Person other than NationsBank, provided that any such Person otherwise is acceptable to all parties.

     VIII.6 EXERCISE OF RIGHTS. The Beneficial Secured Parties shall not at any time be required to institute suit or exercise or exhaust remedies against any Person obligated to pay any of the Secured Obligations, or against any other property or other security of the payment of same, prior to exercise by Administrative Secured Party of the rights under this Agreement.

     VIII.7 ADMINISTRATIVE SECURED PARTY'S RECORDS; ACCOUNT STATEMENTS. Administrative Secured Party's records in respect of Collections administered under this Agreement shall be deemed conclusive absent demonstration of error and all statements of account rendered by Administrative Secured Party to CompuCom relating same shall be presumed to be correct and accurate unless, within thirty (30) days after receipt thereof, CompuCom shall notify Administrative Secured Party in writing of any claimed error therein.

     VIII.8  INDEMNITY.

             (a) Third Party Claims. Any Indemnified Person shall notify
                 ------------------
     CompuCom promptly after such Indemnified Person's receipt of notice, or such Indemnified Person otherwise becoming aware, of any third-party claims with respect to which indemnification may be sought under this Section; provided that, the failure of any Indemnified Person so to notify CompuCom
     -------------
     shall not relieve CompuCom of any liability (x) under any provision hereof,
     (y) to such Indemnified Person by reason of this Section unless such Indemnified Person's failure to so notify CompuCom materially prejudices CompuCom's ability to contest the third-party claim, or (z) to any other Indemnified Person under this Section or any other provision hereof. In case any such action is brought against any Indemnified Person and it notifies CompuCom of the commencement thereof, CompuCom shall be entitled to participate therein and, to the extent that it may wish to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, and after notice from CompuCom to such Indemnified Person of its election to assume the defense thereof, CompuCom will not be liable to such Indemnified Person under this Subsection for any legal fees and expenses subsequently incurred by such Indemnified Person in connection with the defense thereof. Any one or more of the Indemnified Persons shall have the right to
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

     employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person or Indemnified Persons unless (i) the employment of such has been specifically authorized in writing by CompuCom or (ii) representation of both CompuCom and such Indemnified Person or Indemnified Persons by the same counsel would be inappropriate due to actual or potential differing interests between them. CompuCom shall not be liable for any settlement of any such action effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff in any such action with or without consent, CompuCom agrees to indemnify and hold harmless the Indemnified Persons from and against any loss or liability by reason of such settlement or final judgment. CompuCom shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liabilities and claims that are the subject matter of such proceeding. Any indemnification will be paid promptly upon demand therefor.

             (b) Contribution.  If for any reason the indemnification provided
                 ------------
     above in this Section is unavailable to an Indemnified Person or is insufficient to hold an Indemnified Person harmless, then CompuCom shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Person on the one hand and CompuCom on the other hand but also the relative fault of such Indemnified Person, as well as any other relevant equitable considerations.

     VIII.9 INTEREST LIMITATION. CompuCom expressly agrees that any provision contained in the Credit Agreement, the RPA, the TAA or any other agreement between CompuCom and NationsBank, CFI or EFC, respectively, pertaining to limitations on the maximum rate of interest that may be contracted, charged or received in connection therewith shall be deemed applicable to any payments, rights or benefits paid or accrued to such party under the Administration Documents.

     VIII.10 COSTS AND EXPENSES. CompuCom agrees to pay all costs and expenses incurred by Administrative Secured Party in connection with the Administration Documents, including without limitation: (i) negotiation, preparation and closing of the Administration Documents, including attorneys fees and disbursements, search fees, filing and recording fees, (ii) ongoing administration of the Administration Documents,

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

including without limitation, fees and costs incurred in consultation with attorneys, (iii) negotiation, preparation and closing of any amendment, waiver or consent relating to the Administration Documents, including attorneys fees and disbursements, search fees, filing and recording fees, and (iv) enforcing any provision of the Administration Documents, collection and pursuit of collection and enforcement of Receivables, taking possession, exercising any rights or remedies or pursuing or defending any claim arising out of, or in any way relating to the Administration Documents, including without limitation fees and costs of attorneys, experts or other consultants retained by Administrative Secured Party in connection therewith and any other costs, fees or expenses for which CompuCom is obligated pursuant to any other provision of the Administration Documents. CompuCom will pay any applicable stamp, registration, recordation and similar taxes, fees and charges in respect of the Collateral or perfection or maintenance of Administrative Secured Party's rights under the Administration Documents, and agrees to indemnify Administrative Secured Party against any liabilities resulting from any delay, deferral or omission in payment of any such taxes, fees or charges. All fees, costs and expenses for which CompuCom is obligated under the Administration Documents shall be payable to Administrative Secured Party on demand.

     VIII.11 ACCEPTANCE AND PERFORMANCE; VENUE. This Agreement shall become effective only upon acceptance by Administrative Secured Party at its offices in Dallas, Dallas County, Texas. This Agreement is performable at Administrative Secured Party's offices in Dallas, Dallas County, Texas, such acceptance to be conclusively established by execution of this Agreement by Administrative Secured Party. CompuCom and Administrative Secured Party each agree that Dallas County, Texas shall be the exclusive venue for litigation of any dispute or claim arising under or relating to the Administration Documents, and that such county is a convenient forum in which to decide any such dispute. CompuCom and Administrative Secured Party each consents to the personal jurisdiction of the state and federal courts located in Dallas County, Texas for the litigation of any such dispute or claim.

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

     VIII.12 WAIVER OF TRIAL BY JURY . THE PARTIES HERETO AGREE THAT NO PARTY SHALL REQUEST A TRIAL BY JURY IN THE EVENT OF LITIGATION BETWEEN THEM CONCERNING THE LOAN DOCUMENTS OR ANY CLAIMS OR TRANSACTIONS IN CONNECTION THEREWITH, IN EITHER A STATE OR FEDERAL COURT, THE RIGHT TO TRIAL BY JURY BEING EXPRESSLY WAIVED. ADMINISTRATIVE SECURED PARTY, COMPUCOM, AND BENEFICIAL SECURED PARTIES EACH ACKNOWLEDGE THAT SUCH WAIVER IS MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE NATURE OF THE RIGHTS AND BENEFITS WAIVED HEREBY, AND WITH THE BENEFIT OF ADVICE OF COUNSEL OF ITS CHOOSING.

     VIII.13 COPIES VALID AS FINANCING STATEMENTS. CompuCom grants to Administrative Secured Party a special power of attorney to sign CompuCom's name, on behalf of CompuCom, to any financing statement describing the Collateral, or any part thereof, or to any amendment of any financing statement filed pursuant to this Agreement, and to file such financing statement or amendment in any jurisdiction deemed necessary by Administrative Secured Party to perfect Administrative Secured Party's interests under this Agreement. A carbon, photographic or other reproduction, including photocopy, telecopy or electronic transmission, of this Agreement or any financing statement shall be sufficient as a financing statement and may be filed as an original.

     VIII.14 GOVERNING LAW. THIS AGREEMENT, AND ALL DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS, PROVIDED, THAT TO THE EXTENT FEDERAL LAW WOULD ALLOW A HIGHER RATE OF INTEREST THAN WOULD BE ALLOWED BY THE LAWS OF THE STATE OF TEXAS, THEN WITH RESPECT TO THE PROVISIONS OF ANY LAW WHICH PURPORTS TO LIMIT THE AMOUNT OF INTEREST THAT MAY BE CONTRACTED FOR, CHARGED OR RECEIVED IN CONNECTION WITH ANY OF THE OBLIGATIONS, SUCH FEDERAL LAW SHALL APPLY.

     VIII.15 ENTIRETY AND AMENDMENTS. This Agreement embodies the entire agreement between the parties relating to the subject matter hereof, and may be modified or amended only by an instrument in writing executed by an authorized officer of each of Administrative Secured Party, each of the Beneficial Secured Parties and CompuCom. It is expressly agreed that no conversations, statements, negotiations or other verbal communications between Administrative Secured Party and CompuCom, nor any purported modification or amendment, or waiver, shall be binding unless the same is evidenced in writing executed by an authorized officer of each of Administrative Secured Party, each of the Beneficial Secured Parties and CompuCom.


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

     VIII.16 PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of CompuCom, Administrative Secured Party and the Beneficial Secured Parties, and their respective successors in interest. CompuCom may not assign any right, power, duty, or obligation under this Agreement, or any document or instrument executed in connection herewith, without the prior written consent of Administrative Secured Party and each Beneficial Secured Party. Neither CFI nor EFC may assign any right, power, duty, or obligation under this Agreement, or any document or instrument executed in connection herewith, without the prior written consent of Administrative Secured Party (except assignments to the limited extent provided in the RPA and TAA as of the Effective Date, provided that any such portions of the RPA Interests assigned pursuant to any such assignments at all times shall be and remain subject to Administrative Secured Party's rights and interests under this Agreement). This Agreement is intended for the benefit of CompuCom, Administrative Secured Party, the Beneficial Secured Parties (and any Person properly claiming through any of them as an assignee to the limited extent otherwise permitted by this Agreement), and may not be relied upon by any other Person.

     VIII.17 EXHIBITS. All exhibits referenced herein, and attached hereto, are incorporated in this Agreement and made a part hereof for all purposes.

     VIII.18 DESCRIPTIVE TITLES.  The descriptive titles "Administrative
Secured Party" and "Beneficial Secured Party" are for convenience only and shall not themselves be construed to limit the rights and powers granted to Administrative Secured Party or Beneficial Secured Parties under this Agreement.

     VIII.19 CUMULATIVE RIGHTS. All rights and remedies of Administrative Secured Party under the Administration Documents are cumulative, and are in addition to rights and remedies available to Administrative Secured Party by applicable law. Such rights and remedies may be exercised concurrently or successively, at such times as Administrative Secured Party may determine in its discretion. CompuCom waives any right to require marshaling. If Administrative Secured Party, in its individual corporate capacity, and CompuCom are parties to any prior agreement, either written or oral, relating to the Collateral, the terms of this Agreement shall supersede the terms of such prior agreements as to transactions respecting the Collateral on or after the Effective Date, but all security agreements, financing statements, guaranties, other contracts and notices for the benefit of Administrative Secured Party, in its individual corporate capacity, in connection with any such prior agreement shall continue in full force and effect (subject to the terms of this Agreement) to secure all obligations under the terms thereof unless Administrative Secured Party specifically releases its rights thereunder by separate release in writing executed by Administrative Secured Party.

     VIII.20 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future laws effective during the Contract Term, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement. In such case, the remaining provisions of the Agreement shall remain in full force and effect and shall not be effected thereby.

     VIII.21 MULTIPLE COUNTERPARTS. This Agreement may be executed simultaneously in one or more multiple originals, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     VIII.22 SURVIVAL. All covenants, agreements, representations, and warranties made by CompuCom herein shall survive the execution, delivery, and closing of this Agreement, and all documents executed in connection herewith, and shall not be affected by any investigation made by any party.

          THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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                                      59

         EXECUTED as of the effective date specified in the preamble.

                                        COMPUCOM SYSTEMS, INC.


                                        By: /s/ Robert J. Boutin
                                           ------------------------------------
                                           Authorized Signatory


                                        NATIONSBANK OF TEXAS, N.A.,
                                        IN ITS CAPACITY AS ADMINISTRATIVE
                                        SECURED PARTY


                                        By: /s/ Michele M. Heath
                                           ------------------------------------
                                           Authorized Signatory


                                        NATIONSBANK OF TEXAS, N.A.,
                                        IN ITS CAPACITY AS ADMINISTRATIVE
                                        LENDER ON BEHALF OF THE LENDERS


                                        By: /s/ Donald L. Harrison
                                           ------------------------------------
                                           Authorized Signatory


                                        CSI FUNDING, INC.


                                        By: /s/ Robert J. Boutin
                                           ------------------------------------
                                           Authorized Signatory


                                        ENTERPRISE FUNDING CORPORATION


                                        By: /s/ Stewart L. Cutler
                                           ------------------------------------
                                           Authorized Signatory

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